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EXHIBIT 2.5

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                                    SWEPI LP

                                       AND

                         PACIFIC ENERGY RESOURCES LTD.

                         Dated as of November 13, 2006


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS...................................................      1
   1.01. Abandonment Obligations ........................................      1
   1.02. Additional Unit Area ...........................................      1
   1.03. Aera ...........................................................      1
   1.04. Aera/PERL Beta PSA .............................................      2
   1.05. Affiliate or Affiliates ........................................      2
   1.06. Agreement ......................................................      2
   1.07. Applicable Laws ................................................      2
   1.08. Assignment and Bill of Sale ....................................      2
   1.09. Associated Parties .............................................      2
   1.10. Beta Interest or Beta Interests ................................      2
   1.11. Beta Onshore Pump Station ......................................      2
   1.12. Beta Tangible Assets ...........................................      3
   1.13. Beta Unit COPAS ................................................      3
   1.14. Beta Unit ......................................................      3
   1.15. BreitBurn.......................................................      3
   1.16. BreitBurn Assignment............................................      3
   1.17. Business Day ...................................................      3
   1.18. Casualty Loss ..................................................      3
   1.19. Claim or Claims ................................................      3
   1.20. Closing ........................................................      3
   1.21. Closing Date ...................................................      3
   1.22. Consents .......................................................      4
   1.23. Contracts ......................................................      4
   1.24. Disputed Claim .................................................      4
   1.25. Effective Time .................................................      4
   1.26. Environmental Laws .............................................      4
   1.27. Escrow Agreement ...............................................      4
   1.28. Escrow Agent ...................................................      4
   1.29. Escrow Opening .................................................      4
   1.30. Escrow Opening Date ............................................      4
   1.31. Excluded Items .................................................      4


                                       i


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
   1.32. Execution Date .................................................      5
   1.33. Exercising PRP Holder ..........................................      5
   1.34. Final Settlement Statement .....................................      5
   1.35. GAAP ...........................................................      6
   1.36. Gas ............................................................      6
   1.37. Governmental Bond ..............................................      6
   1.38. Governmental Entity ............................................      6
   1.39. Hazards Act ....................................................      6
   1.40. Inventory Closing Amount .......................................      6
   1.41. J. Aron ........................................................      6
   1.42. LACT Unit.......................................................      6
   1.43. Liability or Liabilities .......................................      6
   1.44. Material Amount ................................................      6
   1.45. MMS ............................................................      6
   1.46. MMS Approval ...................................................      6
   1.47. MMS Escrow Agreement ...........................................      7
   1.48. Natural Hazard Expert ..........................................      7
   1.49. Noble ..........................................................      7
   1.50. NORM ...........................................................      7
   1.51. Oil ............................................................      7
   1.52. Oil and Gas Rights .............................................      7
   1.53. OCS Leases .....................................................      7
   1.54. Organizational Documents .......................................      7
   1.55. Operator .......................................................      7
   1.56. Other Beta Assets ..............................................      7
   1.57. Other WI Owners ................................................      8
   1.58. Payout .........................................................      8
   1.59. Person .........................................................      8
   1.60. Platform Edith .................................................      8
   1.61. Platform Ellen .................................................      8
   1.62. Platform Elly ..................................................      8


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
   1.63. Platform Eureka ................................................      8
   1.64. Property or Properties .........................................      8
   1.65. Pre-Acquisition Environmental Assessment .......................      8
   1.66  PRP Holder .....................................................      8
   1.67. Purchase Price .................................................      9
   1.68. Quitclaimed Interest ...........................................      9
   1.69. Real Property Taxes ............................................      9
   1.70. Related Agreements .............................................      9
   1.71. Required Bonds .................................................      9
   1.72. Reserved Production Payment ....................................      9
   1.73. San Pedro Bay Pipeline .........................................      9
   1.74. Second Unit Operating Agreement ................................      9
   1.75. Securities Act .................................................      9
   1.76. Silver Point ...................................................      9
   1.77. SPBP Interests .................................................      9
   1.78. SPBP Tangible Assets ...........................................      9
   1.79. SPBPC ..........................................................     10
   1.80. Standard & Poors ...............................................     10
   1.81. Strict Liability ...............................................     10
   1.82. Transaction Documents ..........................................     10
   1.83. Unit Agreement .................................................     10
   1.84. Unit Operating Agreement .......................................     10
   1.85. Unit Operator ..................................................     10
   1.86. Well or Wells ..................................................     10
   1.87. Working Interest Owners ........................................     10
ARTICLE 2. PURCHASE AND SALE.............................................     10
   2.01. Interests.......................................................     10
   2.02. Assumption......................................................     10
ARTICLE 3. PURCHASE PRICE................................................     11
   3.01. Purchase Price..................................................     11
   3.02. No Adjustments to Purchase Price................................     11


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                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
ARTICLE 4. BUYER'S REVIEW................................................     11
   4.01. Buyer's Review before the Execution Date .......................     11
   4.02. Access to Assets and Inspection of the Properties ..............     11
   4.03. Beta Tangible Assets; Casualty Loss ............................     11
   4.04. No Representation or Warranty of Accuracy; Disclaimer ..........     12
   4.05. Acknowledgments of Buyer at Escrow Opening and the Closing .....     12
   4.06. Independent Evaluation .........................................     15
   4.07. Buyer's Confidentiality Obligations ............................     15
   4.08. Baseline Study .................................................     16
   4.09. Natural Hazard Area Disclosures ................................     16
   4.10. Acknowledgement as to Assets Being Transferred .................     17
ARTICLE 5. TITLE REVIEW .................................................     17
   5.01. Review of Title Records ........................................     17
   5.02. Waiver .........................................................     17
   5.03. Description and Other Errors ...................................     18
   5.04. Additional Unit Area and Second Unit Operating Agreement .......     18
ARTICLE 6. CERTAIN COVENANTS BETWEEN EXECUTION DATE AND CLOSING .........     18
   6.01. Preferential Rights ............................................     18
   6.02. Related Agreements; Termination of Specified Contracts .........     19
   6.03. Third-Party Notifications and Approvals ........................     19
   6.04. Insurance ......................................................     20
ARTICLE 7 ESCROW OPENING ................................................     20
   7.01. Escrow Opening Date ............................................     20
   7.02. Escrow Opening Obligations; Deliveries .........................     21
   7.03. Shell's Conditions .............................................     23
   7.04. Buyer's Conditions .............................................     24
ARTICLE 8. CERTAIN COVENANTS AFTER ESCROW OPENING .......................     25
   8.01. MMS Approval; Unwind ...........................................     25
   8.02. Further Assurances .............................................     25
   8.03. Post-Escrow Opening Third-Party Consents .......................     25


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                                TABLE OF CONTENTS
                                   (continued)

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   8.04.  Election to Not Close; Reassignment ...........................     26
   8.05.  Ownership After Escrow Opening and Before Closing .............     26
ARTICLE 9. CLOSING ......................................................     26
   9.01.  Closing Date ..................................................     26
   9.02.  Closing Obligations; Deliveries ...............................     26
   9.03.  Shell's Conditions ............................................     27
   9.04.  Buyer's Conditions ............................................     28
ARTICLE 10. TERMINATION .................................................     29
   10.01. Events of Termination .........................................     29
   10.02. Effect of Termination .........................................     29
ARTICLE 11. CERTAIN OBLIGATIONS AFTER CLOSING ...........................     29
   11.01. Filing and Recording ..........................................     30
   11.02. Further Assurances ............................................     30
   11.03. Post-Closing Third-Party Consents .............................     30
   11.04. Buyer's Compliance ............................................     30
   11.05. Allocation of Proceeds Costs and Expenses .....................     30
   11.06. Plugging and Abandoning Wells and Platforms; Remediation;
          Security for Buyer's Obligations ..............................     30
   11.07  Insurance .....................................................     33
   11.08. Preparation of Final Settlement Statement .....................     33
   11.09. Buyer's Response to Final Settlement Statement ................     33
ARTICLE 12 TAXES, COSTS, AND FEES .......................................     34
   12.01. Real Property Taxes ...........................................     34
   12.02. Production Taxes ..............................................     34
   12.03. Other Taxes ...................................................     34
   12.04. Delegation ....................................................     35
ARTICLE 13. OIL IN STORAGE, PROCEEDS, COSTS, EXPENSES, CLAIMS, AND
            DISBURSEMENTS ...............................................     35
   13.01. Oil in Storage ................................................     35
   13.02. Reservation of Claims .........................................     35
   13.03. Reservation of Reserved Production Payment ....................     36
   13.04. Delegation ....................................................     36


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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 14. PREFERENTIAL RIGHT TO PURCHASE OIL ..........................     36
ARTICLE 15. PREFERENTIAL RIGHT TO PURCHASE GAS ..........................     36
ARTICLE 16. BUYER'S RELEASE, DISCHARGE, AND COVENANT NOT TO SUE;
            BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD
            HARMLESS; DISPUTE RESOLUTION ................................     37
   16.01. Buyer's Release and Discharge of Shell and its Associated
          Parties .......................................................     37
   16.02. Buyer's Covenant Not to Sue Shell or its Associated Parties ...     37
   16.03. Buyer's Obligations to Indemnify, Defend, and Hold Shell and
          its Associated Parties Harmless ...............................     37
   16.04. Buyer's Obligations ...........................................     38
   16.05. Buyer's Duty to Defend ........................................     40
   16.06. Alternate Dispute Resolution and Arbitration ..................     40
   16.07. BUYER'S WAIVER OF CONSUMER RIGHTS UNDER ANY CALIFORNIA CONSUMER
          PROTECTION LAWS ...............................................     40
   16.08. Retroactive Effect ............................................     41
   16.09. INDUCEMENT TO SHELL ...........................................     41
ARTICLE 17. ENVIRONMENTAL MATTERS .......................................     41
   17.01. Buyer's Acknowledgment Concerning Possible Contamination of the
          Beta Tangible Assets, and the Property ........................     41
   17.02. Disposal of Materials, Substances, and Wastes; Compliance with
          Law ...........................................................     41
ARTICLE 18. GAS MATTERS .................................................     42
ARTICLE 19. REPRESENTATIONS AND WARRANTIES ..............................     42
   19.01. Representations by Shell ......................................     42
   19.02. Representations by Buyer ......................................     43
ARTICLE 20. COMMUNICATIONS ..............................................     46
ARTICLE 21. MISCELLANEOUS ...............................................     46
   21.01. Entire Agreement ..............................................     46
   21.02. Successors and Assigns; Amendment; Survival ...................     46
   21.03. Exclusive Remedy ..............................................     47
   21.04. Choice of Law .................................................     47
   21.05. Assignment ....................................................     47
   21.06. No Admissions .................................................     47
   21.07. No Third-Party Beneficiaries ..................................     47


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                                TABLE OF CONTENTS
                                   (continued)

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   21.08. Public Communications .........................................     47
   21.09. Headings and Titles ...........................................     47
   21.10. Bulk Transfer Law .............................................     47
   21.11. Severability ..................................................     47
   21.12. Counterparts ..................................................     48
   21.13. Not to Be Construed against the Drafter .......................     48
   21.14. No Waiver .....................................................     48
   21.15. Expenses ......................................................     48
   21.16. Time of Essence ...............................................     48
   21.17. H-S-R .........................................................     48
   21.18. No Partnership ................................................     48
   21.19. Foreign Trade Law Compliance ..................................     48
   21.20. Rules of Construction .........................................     49


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                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
Exhibits and Schedules:

Exhibit A    --   Description of the Beta Interests
Exhibit B    --   Certain Contracts Comprising the Beta Interests
Exhibit C    --   Form of Assignment and Bill Of Sale
Exhibit D    --   Alternate Dispute Resolution and Arbitration Provisions
Exhibit E    --   Section 25359.7(a) of the California Health and Safety
                  Code
Exhibit F    --   Non-Foreign Affidavit
Exhibit G    --   Form of California Form 593-C
Exhibit H    --   California Sales Tax Exemption
Exhibit I    --   Disclosed Matters as to the Property and Disclosure
                  Regarding Earthquake Fault Zone
Exhibit J    --   Form of PSA Escrow Agreement
Exhibit K    --   Form of MMS Escrow Agreement
Exhibit L    --   Form of Quitclaim Deed

Schedule 1   --   Certain Excluded Items
Schedule 2   --   Preferential Rights


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                          PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement"), dated as of November 13, 2006 (the "Execution Date"), is by and between SWEPI LP, a Delaware limited partnership, with an address of P.O. Box 576, Houston, Texas 77001-0576 ("Shell"), and PACIFIC ENERGY RESOURCES LTD., a Delaware corporation, with an address of 1065 West Pier E Street, Long Beach, California 90802 ("Buyer"). Shell and Buyer are sometimes herein called a "Party" and collectively called the "Parties."

                                    RECITALS

     A. Pursuant to that certain Assignment of Oil and Gas Leases, effective April 1, 2002 (the "BreitBurn Assignment"), between BreitBurn Energy Company LLC, a California limited liability company ("BreitBurn") and Shell, BreitBurn assigned to Shell certain interests in the Beta Unit (as defined below).

     B. Buyer desires to purchase from Shell all its right, title and interest, if any, in the Beta Unit that was acquired by Shell pursuant to the BreitBurn Assignment, and Shell desires to sell such interests to Buyer, subject to the terms and conditions of this Agreement.

     C. It is the Parties' intent that, from and after the Closing (as defined below), but effective from and after the Effective Time (as defined below), Buyer shall have responsibility and liability for all matters relating to the Beta Interests (as defined below), including the Related Agreements (as defined below), whether related to events occurring before or after the Closing, except to the limited extent expressly provided in this Agreement.

                                    AGREEMENT

     In consideration of their mutual promises under this Agreement, the benefits to be derived by each Party, and other good and valuable consideration, the Parties agree as follows:

                             ARTICLE 1. DEFINITIONS

     The following terms, when used in this Agreement, have the following definitions:

     1.01. Abandonment Obligations. Those obligations defined in Section
11.06(a).

     1.02. Additional Unit Area. The area covered by federal oil and gas lease bearing serial No. OCS P-0296, on which area is located Platform Edith. Pursuant to certain agreements, the Additional Unit Area is included within the Beta Unit, but is not governed by the Unit Operating Agreement (defined below). Unless expressly provided in a particular provision, this Agreement does not cover or pertain to assets or operations in the Additional Unit Area.

     1.03. Aera. Aera Energy LLC, a California limited liability company with an address of P.O. Box 11164, Bakersfield, CA 93389-1164.


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     1.04. Aera/PERL Beta PSA. That certain Purchase and Sale Agreement dated as of June 29, 2006, by and between Aera and Buyer, as amended and restated pursuant to that certain Amended and Restated Purchase and Sale Agreement, dated as of November 1, 2006,

     1.05. Affiliate or Affiliates. Any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the entity specified. For the purpose of this definition, the term "control" means ownership of fifty (50%) or more of voting rights (stock or otherwise) or ownership interest; provided, however, that for the purposes of this Agreement Aera and Shell shall not be deemed to be Affiliates of each other.

     1.06. Agreement. Defined in the preamble, as more particularly described in
Section 19.20(c).

     1.07. Applicable Laws. Any and all federal, state, Indian, county, municipal or other federal, state or local laws, ordinances, regulations, rules, permits, or other regulatory requirements and any administrative, executive or judicial or court orders or judgments, as well as the common law, in each case which are applicable to either of the Parties or the Beta Interests.

     1.08. Assignment and Bill of Sale. An instrument substantially in the form of Exhibit C.

     1.09. Associated Parties. As to each Party, its successors, assigns, members, partners, directors, officers, employees, agents, contractors, subcontractors and Affiliates.

     1.10. Beta Interest or Beta Interests. All of Shell's existing right, title and interest in, to and under the Beta Unit, to the extent and only to the extent acquired by Shell pursuant to the BreitBurn Assignment, consisting of and including the following:

     (a) all right, title and interest of Shell in, to and under the OCS Leases (as described on Exhibit A hereto), and in the lands subject thereto, as modified to date and as to the lands remaining subject thereto; and

     (b) all right, title and interest of Shell in, to and under the Beta Tangible Assets; and

     (c) all right, title and interest of Shell in, to and under the Other Beta Assets.

     Shell and Buyer understand and believe, but Shell does not represent or warrant, that Shell is the owner of an undivided twelve percent (12%) working interest in and to the Beta Unit, including the OCS Leases, the Beta Tangible Assets and Other Beta Assets, subject to the Unit Agreement, the Unit Operating Agreement and the Second Unit Operating Agreement (as described on Exhibit B hereto).

     The Beta Interests shall explicitly exclude the Excluded Items, which are not being transferred hereunder.

     1.11. Beta Onshore Pump Station. The pumping station and related facilities located in Long, Beach, California, where the San Pedro Bay Pipeline connects to other onshore pipelines.


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     1.12. Beta Tangible Assets. All tangible personal property, facilities, fixtures, equipment, rights and benefits incidental and appurtenant to the ownership, use or operation of any of the OCS Leases, including without limitation, all facilities and equipment (whether active or inactive) customarily used directly in the production of crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbon substances (including CO(2)), and all other minerals of every kind and character attributable to the OCS Leases, including but not limited to wells (whether plugged or unplugged), injection facilities, disposal facilities, equipment, fixtures, incidentals and appurtenances, facilities and personal property of any kind (including, but not limited to, tubing, casing, wellheads, pumping units, production units, compressors, valves, meters, flowlines, tanks, heaters, separators, dehydrators, pumps, injection units, gates and fences, field separators, liquid extractors, compressors, LACT units, plants, tanks and the like,

     1.13. Beta Unit COPAS. The Accounting Procedure Joint Operations attached as Exhibit C to the Unit Operating Agreement, governing certain accounting matters relating to operations under the Unit Operating Agreement.

     1.14. Beta Unit. The oil and gas production unit created by the Unit Agreement; provided, however, the term "Beta Unit" shall exclude the Oil and Gas Rights associated with Platform Edith and the Additional Unit Area.

     1.15. BreitBurn. Defined in the Recitals hereto.

     1.16. BreitBurn Assignment. Defined in the Recitals hereto.

     1.17. Business Day. Between 8:00 a.m., Central Time and 4:00 p.m., Central Time, on a Day when federally chartered banks in the State of Texas are open for business.

     1.18. Casualty Loss. Any loss, damage or reduction in value of the Beta Tangible Assets, as the case may be, that occurs during the period between the Execution Date and Closing as a result of acts of God, fire, explosion, terrorism, earthquake, windstorm, storm or flood, but excluding any loss, damage or reduction in value as a result of depreciation, ordinary wear and tear and any change in condition of the Beta Tangible Assets, as the case may be, for production of Oil and Gas through normal depletion (including the watering out of any well or sand infiltration of any well).

     1.19. Claim or Claims. Any and all claims, demands, suits, causes of action, and all resulting or related losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation), whether known or unknown (including Environmental Claims and Non-Environmental Claims), that are brought by or owed to a "third party". The term "third party" (whether or not capitalized) means any person or entity, governmental or otherwise, other than Shell and Buyer; provided that a Claim by an officer, director, employee or Affiliate of a Party against that Party shall not be a Claim brought by or owed to a "third party".

     1.20. Closing. Defined in Section 9.01.

     1.21. Closing Date. The date on which the Closing occurs.


                                       3


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     1.22. Consents. Any approval, consent, ratification, waiver or other authorization from any Person (including any of the foregoing issued, granted, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Applicable Laws).

     1.23. Contracts. Contracts, agreements, understandings, indentures, guarantees, notes, bonds, leases, subleases, deeds of trust, conditional sales contracts, mortgages, franchises or licenses.

     1.24. Disputed Claim. Defined in Section l6.O6(b).

     1.25. Effective Time. 7:00 a.m. Pacific Time, on November 1, 2006.

     1.26. Environmental Laws. Any and all Applicable Laws, including those previously enacted and currently in effect or enacted after the Execution Date, relating to protection of public health, welfare and the environment, including those Applicable Laws relating to storage, handling and use of chemicals and other hazardous materials; those relating to the generation, processing, treatment, storage, transport, disposal, cleanup, remediation or other management of waste materials or hazardous substances of any kind; and those relating to the protection of environmentally sensitive or protected areas. "Environmental Laws" expressly includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act and the Clean Air Act, as each is amended from time to time.

     1.27. Escrow Agreement. That certain PSA Escrow Agreement by and among the Escrow Agent, Buyer, Aera, Shell, J. Aron and Silver Point, substantially in the form of Exhibit J hereto.

     1.28. Escrow Agent. U.S. Bank National Association, as Escrow Agent under the Escrow Agreement, and any successor escrow agent thereunder.

     1.29. Escrow Opening. Defined in Section 7.01.

     1.30. Escrow Opening Date. The date that the Escrow Opening occurs.

     1.31. Excluded Items. The (i)reservations, exceptions and exclusions, if any, listed on Exhibits A and B hereto, (ii) the items listed in Schedule 1 hereto, and (iii) the following:

     (a) Shell's records containing trade secrets unrelated to such OCS Leases and beneficial interests, legal files, attorney client communications or attorney work product materials covered by privilege, records and documents subject to third party confidentiality provisions, and auditor's reports;

     (b) pipelines, fixtures, equipment, interests in land or any other property owned by third Persons such as lessors, contractors, purchasers or transporters of Oil or Gas;

(c) Shell's geological or geophysical data containing information not related to the Beta Unit;

(d) (i) cash located on or at the Properties, (ii) deposits with Government Entities, contractors and vendors, and (iii) other cash equivalents, in either case to the extent that such cash was generated from transactions occurring prior to the Effective Time or such deposit was made prior to the Effective Time;

(e) computer equipment (including Rosemont transmitters), telecommunications equipment, vehicles, boats, tools, pulling machines and other equipment and material temporarily located on any Property or expressly excluded from the sale; provided, however, that Excluded Items shall not include computer or telecommunication equipment required for safety or production equipment, except as otherwise provided;

(f) items used, consumed or disposed of in the ordinary course of business prior to the Closing;

(g) rights under insurance policies held by Shell or any of its Affiliates covering any of the Properties;

(h) items excluded in information or correspondence provided to Buyer before the Execution Date;

(i) Platform Edith, and the Oil and Gas Rights associated with Platform Edith (including Federal lease bearing serial No. OCSP-0296) and the Additional Unit Area;

(j) personal property, fixtures, equipment, pipelines, facilities and buildings located on the Property but currently in use in connection with the ownership or operation of other property not included in the Beta Interests;

(k) records that are subject to attorney-client privilege, work product immunity or other privileges against disclosure enjoyed by Shell or any of its Associated Parties;

(l)  all Oil sales agreements between Shell and any other Person;

(m) all rights, if any, of Shell to emission reduction credits used in connection with the operation of the Beta Interests; and

(n) interest or interests as herein defined owned by any Person other than Shell.

     1.32. Execution Date. Defined in the preamble.

     1.33. Exercising PRP Holder. Defined in Section 6.01(b).

     1.34. Final Settlement Statement. Defined in Section 11.08.


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     1.35. GAAP. Generally accepted accounting principles in the United States of America, as in effect from time to time.

     1.36. Gas. Natural gas, including casinghead gas and gas-well gas and other hydrocarbon gases.

     1.37. Governmental Bond. Defined in SECTION 11.06(b).

     1.38. Governmental Entity. Any federal, state, Indian, county, municipal or other federal, state or local Governmental Entity or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-Governmental Entity in any jurisdiction (domestic or foreign) having jurisdiction over either Party or any affected asset, or over any of the transactions contemplated by this Agreement.

     1.39. Hazards Act. Defined in Section 4.09.

     1.40. Inventory Closing Amount. Defined in SECTION 13.01(b).

     1.41. J. Aron. J. Aron & Company.

     1.42. LACT Unit. The lease automated custody transfer unit at the Beta Onshore Pump Station.

     1.43. Liability or Liabilities. Collectively, all damages (including consequential and punitive damages), including damages for personal injury, death or damage to personal or real property (both surface and subsurface) and costs for remediation, restoration or clean up of contamination, whether the injury, death or damage occurred or occurs on or off any of the Property by migration, disposal or otherwise; losses; fines; penalties, expenses; costs to remove or modify facilities on or under any of the Properties; costs to recondition or repair the Beta Tangible Assets; all Abandonment Obligations, including plugging liabilities for all Wells, platforms (including Platform Eureka, Platform Elly and Platform Ellen), pipelines and other facilities; attorneys' fees; court and other costs incurred in defending a Claim; liens; and judgments; in each instance, whether these damages and other costs are foreseeable or unforeseeable.

     1.44. Material Amount. An amount, as of the date of estimation or determination, equal to $200,000.00 or more.

     1.45. MMS. The Minerals Management Service, Pacific OCS Region, of the U.S. Department of the Interior, and any successor Governmental Entity.

     1.46, MMS Approval. Final, unconditional approval by the MMS of the assignment of Shell's record title interests in the OCS Leases to Buyer; provided, that Shell may, in its sole discretion, deem the MMS Approval to have been received if all conditions to the MMS Approval have been fully satisfied other than the delivery to the MMS of the Governmental Bond and the other Required Bonds required by Applicable Law to be delivered to the MMS.

     1.47. MMS Escrow Agreement. That certain Trust Agreement -Supplemental Bond for Decommissioning Liabilities dated as of _______, 2OO__, by and among U.S. Bank National Association, as trustee, Buyer and the MMS pertaining to the receipt by the MMS of the Governmental Bond and the arrangements for the maintenance thereof by the MMS, substantially in the form of EXHIBIT K.

     1.48. Natural Hazard Expert. Defined in SECTION 4.09.

     1.49. Noble. Noble Energy, Inc., in its capacity as one of the Working Interest Owners in the Beta Unit pursuant to the Unit Operating Agreement together with its successors and assigns.

     1.50. NORM. Naturally occurring radioactive material.

     1.51. Oil. Crude oil, distillate, drip gasoline, condensate and other liquid hydrocarbons.

     1.52. Oil and Gas Rights. Defined in the Unit Operating Agreement.

     1.53. OCS Leases. Federal oil and gas leases bearing serial Nos. OCS-P 0300, OCS-P 0301 and OCS-P 0306, affecting lands located in federal waters offshore California.

     1.54. Organizational Documents. With respect to any Person, its certificate of incorporation, formation or organization (or comparable) document, its by-laws, partnership agreement or any certificate of formation, limited liability company agreement or operating agreement, or any other similar organizational instrument or document governing such Person or applicable to ownership.

     1.55. Operator. The Person recognized as operator of any portion of the Beta Tangible Assets by the applicable Governmental Entities.

     1.56. Other Beta Assets. All easements, intangible personal property, rights and benefits incidental and appurtenant to the ownership, use or operation of any of the OCS Leases, without limitation:

     (a) all contracts and agreements whether recorded or unrecorded in existence at the Closing Date, which affect any of the OCS Leases;

     (b) presently existing pooling, unitization and communitization agreements or other operating agreements and the right, title and interest of Shell in and to the units created thereby (including without limitation all units formed under orders, regulations, rules or other official acts of any governmental entity, agency or officer) insofar and only insofar as they relate to any of the OCS Leases, or to the ownership, use or operation of any of the OCS Leases, and the production of Oil or Gas from or attributable to any of the OCS Leases;

     (c) exclusive and non-exclusive rights to the use and occupancy of land, including, without limitation, tenements, appurtenances, surface leases, easements, permits, licenses, franchises, servitudes and rights-of-way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of any of the OCS Leases, whether recorded or unrecorded;

     (d) licenses, authorizations, permits, variances and similar rights and interests, and (to the extent assignable) other rights, privileges, benefits and powers conferred upon the owner and holder of the OCS Leases including, without limitation, all claims causes of action, appertaining belonging, affixed or incidental to or held or exercised in connection with any of the OCS Leases; and

     (e) general operating records, well files (including applicable well logs and production data, lease files, land files, environmental compliance files, regulatory reports and certificates, abstracts and title work appertaining, belonging or incidental to any of the OCS Leases (if any); excluding, however, records containing trade secrets unrelated to such OCS Leases and beneficial interests, legal files, attorney client communications or attorney work product materials covered by privilege, records and documents subject to third party confidentiality provisions, and auditor's reports.

     1.57. Other WI Owners. Noble and Aera.

     1.58. Payout. The initial point in time at which cumulative Oil production from Wells drilled from Platform Eureka, measured from and after the Effective Time and calculated pursuant to SECTION 13.03, equals 200,000 barrels.

     1.59. Person. Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, estate, unincorporated organization, Governmental Entity or other entity.

     1.60. Platform Edith. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0296, offshore California.

     1.61. Platform Ellen. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0300, offshore California.

     1.62. Platform Elly. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0300, offshore California,

     1.63. Platform Eureka. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0301, offshore California.

     1.64. Property or Properties. The real property in which and on which the Beta Tangible Assets exist or are located, whether in whole or in part and the real property covered by the OCS Leases.

     1.65. Pre-Acquisition Environmental Assessment. Defined in SECTION 4.08.

     1.66. PRP Holder. Defined in SECTION 6.01(a).

     1.67. Purchase Price. Defined in Section 3.01.

     1.68. Quitclaimed Interest. Shell's right, title and interest, if any, in and to the Beta Unit, the OCS Leases, the Beta Tangible Assets and the Other Beta Assets, other than the Beta Interests.

     1.69. Real Property Taxes. Defined in Section 12.01.

     1.70. Related Agreements. Defined in Section 6.02(a).

     1.71. Required Bonds. All bonds or other forms of financial security (including accounts such as lease-specific abandonment accounts) required by:

     (a) the MMS in connection with Buyer's designation as an offshore operator (specifically, those required for the Operator of the Beta Unit) and an offshore working interest owner, including (i) any Governmental Bond; and (ii) lease specific development bonds for each of the OCS Leases in the amount of Five Hundred Thousand Dollars ($500,000) for purposes of Buyer's designation as an offshore operator; and

     (b) any other Governmental Entity in respect of the designation of Buyer as Operator of the Beta Unit.

     1.72. Reserved Production Payment. Defined in Section 13.03.

     1.73. San Pedro Bay Pipeline. That certain sixteen-inch (16") oil pipeline from Platform Elly to the Beta Onshore Pump Station.

     1.74. Second Unit Operating Agreement. That certain Unit Operating Agreement, Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California, dated as of August 1, 1982, as amended.

     1.75. Securities Act. The Securities Act of 1933, as amended, or any successor law thereto, as well as all regulations and rules issued pursuant to that act or any such successor law thereto.

     1.76. Silver Point. Silver Point_____________

     1.77. SPBP Interests. All right, title and interest in the following:

     (a)  the SPBP Tangible Assets, and

     (b) all Contracts relating to, arising out of or in connection with the San Pedro Bay Pipeline.

     1.78. SPBP Tangible Assets. The San Pedro Bay Pipeline and all facilities, machinery, fixtures and other miscellaneous equipment associated with and used solely in connection with the San Pedro Bay Pipeline, consisting of approximately 91,161 feet of the 16" crude pipeline beginning at the inlet to the 20" O.D. sphere launcher on Platform Elly and terminating with approximately 2,754 feet of 10" crude pipeline from the Beta Onshore Pump Station to the THUMS terminal downstream of the LACT Unit.

     1.79. SPBPC. San Pedro Bay Pipeline Company, a California corporation.

     1.80. Standard & Poors. Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     1.81. Strict Liability. Includes strict statutory liability and strict products liability.

     1.82. Transaction Documents. Defined in Section 21.01.

     1.83. Unit Agreement. That certain Unit Agreement for Exploration, Development, and Production Operations on the Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California dated to be effective as of April 15, 1983, as amended.

     1.84. Unit Operating Agreement. That certain Unit Operating Agreement, Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California, dated as of October 1, 1978, as amended.

     1.85. Unit Operator. Aera, as successor-in-interest to Shell Oil Company, as the designated unit operator under Section 10.1 of the Unit Operating Agreement, and the successors to Aera as such designated unit operator.

     1.86. Well or Wells. All well bores, both abandoned and unabandoned, including Oil wells, Gas wells, injection wells, disposal wells and water wells, including wells drilled after the Execution Date.

     1.87. Working Interest Owners. Owners of "Working Interests" (as defined in the Unit Agreement) in the Beta Unit and has the same meaning as the term "Working Interest Owners" (as used in the Unit Operating Agreement).

                          ARTICLE 2. PURCHASE AND SALE

     2.01. Interests. Shell agrees to sell the Beta Interests to Buyer, and Buyer agrees to buy the Beta Interests from Shell, for the consideration recited in and subject to the terms of this Agreement.

     2.02. Assumption. From and after the Closing, but effective as of the Effective Time, Buyer shall assume and be responsible for all Liabilities associated with the Beta Interests, including the Related Agreements, regardless of when or how such Liabilities arose or accrued, or whether such Liabilities are foreseeable or unforeseeable, all on the terms more specifically provided in this Agreement.

                            ARTICLE 3. PURCHASE PRICE

     3.01. Purchase Price. As consideration for the Beta Interests, Buyer shall pay to Shell at the Closing, an amount equal to One and No Hundredths Dollar ($1.00) and Shell shall reserve the Reserved Production Payment, pursuant to which Buyer shall pay to Shell an amount equal to Eight Hundred Thousand and No Hundredths Dollars ($800,000.00) (the "Purchase Price"). Computation and payment of the Reserved Production Payment shall be governed by the provisions of
Section 13.03 and the Assignment and Bill of Sale.

     3.02. No Adjustments to Purchase Price. Notwithstanding any other provision of this Agreement to the contrary, Buyer and Shell agree that there shall be no adjustments to the Purchase Price of any kind, of any amount, for any reason.

                            ARTICLE 4. BUYER'S REVIEW

     4.01. Buyer's Review before the Execution Date.

     (a) Buyer acknowledges that Shell does not possess, and has not provided Buyer with, any data or materials regarding the Beta Interests. Buyer acknowledges that all data and material that it has reviewed in connection with this transaction have been obtained from third parties other than Shell and its Affiliates.

     (b) By entering into this Agreement, Buyer acknowledges and represents that it has reviewed and inspected the Beta Tangible Assets and the Property, in each case to its satisfaction to enable it to submit its offer to purchase the Beta Interests and to execute this Agreement, and that it is not entitled to a reduction in the Purchase Price, indemnification or any other recourse of any kind whatsoever against Shell in the event that title related issues arise after the Execution Date. Buyer has undertaken all appropriate inquiry to its satisfaction, and has made an informed decision to acquire the Beta Interests on the basis of its own investigations and without reliance on statements or investigations by any other Person, including Shell or its Associated Parties.

     4.02. Access to Assets and Inspection of the Properties. Buyer acknowledges that it has had the opportunity to fully inspect and inventory the Beta Tangible Assets and the Property before the Execution Date and there will be no adjustment of the Purchase Price on the basis of the condition of the Beta Tangible Assets or the Property.

     4.03. Beta Tangible Assets; Casualty Loss.

     (a) Buyer acknowledges that (i) prior to the Execution Date, it has had the opportunity to inspect fully and inventory the condition of the Beta Tangible Assets and is satisfied with them and (ii) there will be no adjustment of the Purchase Price on the basis of the condition of the Beta Tangible Assets. Buyer acknowledges that certain of the Beta Tangible Assets observed during Buyer's inspections may be used or replaced by the Unit Operator before the Closing as a result of normal and customary operations.

     (b) If, after the Execution Date but prior to the Closing Date, any portion of the Beta Tangible Assets suffers a Casualty Loss, then Buyer shall nevertheless be required to proceed with, and not delay, the Closing.

4.04. No Representation or Warranty of Accuracy; Disclaimer.

     (a) Shell makes no representation or warranty whatsoever (express, statutory or implied) and expressly disclaims all representations and warranties, as to the accuracy or completeness of the files or any other information that it has provided to Buyer or may provide to Buyer or that have been provided or may be provided by other Persons. Conveyance of the Beta Interests and the Property shall be without representation or warranty whatsoever (express, statutory or implied) as to title or condition (environmental, physical, contractual and otherwise) or the quality, value, fitness for purpose, merchantability or otherwise. Buyer shall satisfy itself, prior to the Escrow Opening, and at Escrow Opening will be deemed to have satisfied itself entirely as to the type, condition, quality and extent of the property and property interests that comprise the Beta Interests and any other property or assets being sold and conveyed to Buyer pursuant to this Agreement).

     (b) BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SHELL HAS NOT MADE, AND WILL NOT MAKE, ANY REPRESENTATION OR WARRANTY WHATSOEVER (EXPRESS, IMPLIED OR STATUTORY) IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE ACCURACY OR COMPLETENESS OF DATA, INFORMATION OR MATERIALS FURNISHED AT ANY TIME TO BUYER OR ANY OF ITS ASSOCIATED PERSONS IN CONNECTION WITH THE BETA INTERESTS (INCLUDING THE OCS LEASES, BETA TANGIBLE ASSETS AND OTHER BETA ASSETS) OR THE PROPERTY, OR THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE BETA INTERESTS, OR THE ABILITY OF THE BETA INTERESTS TO PRODUCE OIL OR GAS. NONE OF SHELL'S ASSOCIATED PARTIES IS AUTHORIZED TO MAKE ANY WARRANTY OR REPRESENTATION ON SHELL'S BEHALF. ALL DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY AERA ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY, AND RELIANCE ON OR USE OF THEM IS AT BUYER'S SOLE RISK.

     4.05. Acknowledgments of Buyer at Escrow Opening and the Closing. By proceeding with the transactions contemplated in this Agreement, Buyer shall be deemed to have acknowledged and admitted, and, at both the Escrow Opening and the Closing, shall acknowledge and admit, that:

     (a) Buyer has been given full opportunity to adequately inspect the Beta Tangible Assets and the Property prior to Escrow Opening;

     (b) Buyer is aware that the Beta Tangible Assets and the Property have been used for the exploration, development, production, treating and transporting of Oil and Gas, and that physical changes to the environment may have occurred or will occur as a result of such use and that Aera has disclosed, and Buyer is further aware, that there exists the possibility that there could have occurred or will occur from such use one or more releases of hazardous substances or releases of chemical substances into, or other pollution or contamination of or into, the ambient air, seawater, surface water, groundwater, soil, seabed or subsurface strata of any real property included in the Property and of contiguous or a series of contiguous, real properties not a part of the Property;

     (c) Buyer has entered into this Agreement based solely on its own investigation of the physical condition of the Beta Tangible Assets and the Property (including the environmental condition of the Property and the surrounding environment);

     (d) Buyer acknowledges that at Closing it will acquire Shell's interest in the Beta Tangible Assets and the Property and the land related thereto based solely on its own investigation of the physical condition thereof and assumes the risk that adverse conditions outside the scope of Shell's representations and warranties set forth in Section 19.01 may not be revealed by Buyer's own investigation. Buyer, with full knowledge of the foregoing and after conducting the above-described investigation and evaluation, IS ACQUIRING SHELL'S INTEREST IN THE BETA TANGIBLE ASSETS , AND THE PROPERTY, ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS, and, Buyer, by acquiring Shell's interest in the Beta Tangible Assets and the Property on an "as is, where is, with all faults" basis, waives any other rights of indemnification, contribution or recourse it may have against or from Shell or any of its Associated Parties with respect to the condition of the Beta Tangible Assets and the Property, including the environmental condition of the Property and the surrounding environment and any and all damage to natural resources related to the use or ownership of the Property; and the surrounding environment;

     (e) in connection with the waivers, releases and limitations of liability set forth in this Agreement (including in Article 16 hereof), each of the Parties expressly waives any rights under section 1542 of the California Civil Code, which provides:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

          Each Party has been advised by its legal counsel as to the significance of this waiver of Section 1542 relating to unknown, unsuspected and concealed Claims, and each Party acknowledges that it fully understands and agrees to such waiver.

     (f) Without limiting clauses (d) and (e) above, Buyer expressly acknowledges the following specific disclaimers:

          (i) Buyer has made its own estimates of prospective data such as future Oil and Gas production rates, value of exploration prospects, operating costs and Abandonment Obligations, based on Buyer's own abilities and skills to explore, produce, operate, and abandon the Beta Tangible Assets, the Properties and the Beta Interests and is not relying on Shell's own estimates of such data.

          (ii) The Properties may contain asbestos, hazardous substances or NORM.

          (iii) Shell does not represent or warrant that ownership, use, operation, maintenance, improvement or abandonment of any intellectual property rights included within the Beta Interests would not infringe any patent, copyright, trademark or trade secret rights of any Person.

     (g) The Parties believe that the Properties and the Beta Tangible Assets are situated offshore California in federal waters, but to the extent that the Beta Interests include any interest that is subject to the Applicable Laws of the State of California, and without limiting clauses (d), (e) and (f) above, Buyer expressly acknowledges the following specific disclaimers:

          (i) California Health and Safety Code Section 25359.7 provides that any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances, as defined under California law, has come to be located on or beneath that real property shall, prior to the sale of that real property by that owner, give written notice of that condition to the buyer of that real property. Buyer acknowledges that it has received written notice from Aera that one or more "hazardous substances," as defined under California law, has come to be located in or on the Properties and the Beta Interests. Buyer further acknowledges that it has received from Aera prior to Escrow Opening a written notice pursuant to
                Section 25359.7(a) of the California Health and Safety Code. A copy of such written notice is attached hereto as Exhibit E, such notice fully and completely discharges Shell from its disclosure obligations pursuant to Section 25359.7(a) of the California Health and Safety Code.

          (ii) Pursuant to the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), Buyer is on notice that detectable amounts of chemicals known to the State of California to cause cancer, birth defects and other reproductive harm may be found in, on or around the Beta Tangible Assets, the Properties and the Beta Interests.

          (iii) The Beta Tangible Assets, the Properties and the Beta Interests are or may be deemed to be within a Seismic Hazard Zone as designated under the Seismic Hazards Mapping Act (California Public Resources Code Sections 2690-2699.6).

          (iv) The Properties and the Beta Interests are or may be deemed to be within an Earthquake Fault Zone as designated under the Alquist-Priolo Earthquake Fault Zoning Act (California Public Resources Code Sections 2621-2630) and the construction or development on the Properties of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in California. Aera has presented Buyer with full information on whether or not any of the Properties are located in an Earthquake Fault Zone, as set forth in EXHIBIT I attached hereto, and Buyer hereby acknowledges and agrees that no further disclosures are necessary or expected from Shell.

     (h) Buyer has had the full opportunity to review and is aware of the matters with respect to the Properties and the Beta Interests as identified in EXHIBIT I attached hereto.

     By initialing where indicated below, the Parties specifically agree to the foregoing acknowledgements, disclaimers and releases in this Section 4.05.

                SHELL                  BUYER
                      -------------          --------------
                        (Initials)            (Initials)

     4.06. Independent Evaluation. Buyer has made an independent evaluation of the Beta Interests, and the Property, and acknowledges that Shell has made no statements or representations concerning the present or future value of the anticipated income, costs or profits, if any, to be derived from the Property or the Beta Interests, or the quantity and quality of any Oil and Gas or other minerals, if any, that may be produced from the Beta Interests and the Property, and that SHELL DOES NOT IMPLIEDLY OR EXPRESSLY WARRANT ANY DESCRIPTION, TITLE, VALUE, QUALITY OR PHYSICAL CONDITION OF THE BETA INTERESTS (INCLUDING THE OCS LEASES, BETA TANGIBLE ASSETS AND OTHER BETA ASSETS), OR THE PROPERTY, MERCHANTABILITY OR FITNESS FOR PURPOSE OF ANY OF THE BETA INTERESTS OR PROPERTIES, OR OTHER PERSONAL PROPERTY OR FIXTURES LOCATED THEREON OR USED IN CONNECTION THEREWITH. Buyer further acknowledges that, in entering into this Agreement, it has relied solely upon its independent examination of the Beta Interests and the Property and public records relating to the Beta Interests, and the Property and its independent estimates, computations, evaluations, reports, and studies based thereon.

     4.07. Buyer's Confidentiality Obligations.

     (a) Buyer will keep confidential all information concerning the Beta Interests; PROVIDED, HOWEVER, that Buyer may disclose such information to the extent that it is required to be disclosed to enable Buyer to comply with any Canadian or U.S. federal, state or local law or regulation, any order, writ or injunction issued by a court of law or equity, any requirement of any stock exchange or any requirement of a governmental agency or authority;

     (b) In the event of termination of this Agreement, Buyer shall promptly, and in any event, within five (5) days of such termination, (i) return to Shell all documentation or other information concerning the Beta Interests and the Beta Tangible Assets or otherwise pursuant to or in connection with this Agreement, that it obtained from Shell or any Affiliate of Shell, (ii) destroy all of its work papers and analyses that incorporate the information, and (iii) be subject to these confidentiality obligations for five (5) years after the Execution Date. However, if the Closing occurs, then Buyer's confidentiality obligations under this Section 4.07 will not survive Closing.

     4.08. Baseline Study. Buyer and Shell hereby agree that, prior to the Execution Date, Buyer was offered an opportunity to conduct a pre-acquisition review environmental assessment report (the "Pre-Acquisition Environmental Assessment") of the Property. Buyer elected to not conduct a Pre-Acquisition Environmental Assessment. Shell shall have the right, but not the obligation, at any time (before or after the Closing) to conduct its own assessments of the Property.

     4.09. Natural Hazard Area Disclosures. The following provisions of this
Section 4.09 apply if, and only to the extent, that any Beta Tangible Asset or any of the Properties are not situated offshore California in federal waters and the Applicable Laws of the State of California are applicable to any such Beta Tangible Asset or Property. As used herein, the term "Natural Hazard Area" shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor Applicable Laws (the "Hazards Act"). Buyer and Shell acknowledge that, pursuant to the Hazards Act, Shell is required to disclose if any portion of the Property lies within the following Natural Hazard Areas: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.l7); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (v) an earthquake fault or special studies zone (Public Resources Code Section 2621 et. seq.) or (vi) a seismic hazard zone (Public Resources Code Section 2694). Buyer and Aera acknowledge that they have employed the services of JCP Geologists Inc. ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by Governmental Entities for the purposes of enabling Aera to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the results of its examination to Buyer and Aera in writing. The written report prepared by the Natural Hazard Expert, a copy of which is attached as Exhibit I, regarding the results of its examination fully and completely discharges Shell from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of Shelf for errors and/or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Shell have any responsibility for matters not actually known to Shell or for matters for which Buyer has assumed the risk under any other provision of this Agreement.

     4.10. Acknowledgement as to Assets Being Transferred.

     (a) Shell and Buyer understand and believe, but Shell does not represent or warrant, that Shell is the owner of an undivided twelve percent (12%) working interest in and to the Beta Unit, subject to the Unit Agreement, the Unit Operating Agreement and the Second Unit Operating Agreement, including an interest in the OCS Leases, the Beta Tangible Assets and the Other Beta Assets.

     (b) Shell and Buyer agree and acknowledge that Shell acquired the Beta Interests from BreitBurn pursuant to the BreitBurn Assignment and that Shell does not believe that it owns any assets, tangible or intangible, related to the Beta Interests or the Beta Tangible Assets other than the Beta Interests. In particular, Shell does not believe that it owns any interest in San Pedro Bay Pipeline Company and the tangible and intangible assets and properties owned by San Pedro Bay Pipeline Company, or any tangible or intangible assets and properties comprising or related to the San Pedro Bay Pipeline. In addition, Shell, as a non-operating working interest owner, does not maintain extensive files, books and records concerning the Beta Unit or the Beta Interests and is not in a position to cause the Unit Operator to act or refrain from acting in any particular way. Accordingly, Buyer acknowledges that Shell will be unable to supply Buyer with additional information concerning the Beta Unit or the Beta Interests beyond what Shell has done prior to the Execution Date, and that Buyer will need to satisfy itself from sources other than Shell as to all matters relating to the Beta Unit and the Beta Interests.

     (c) Affiliates of Shell are members of Aera. In addition, current or former Affiliates of Shell may have owned interests in the Beta Unit. Notwithstanding such possible relationships and ownership interests, Buyer understands and agrees that, pursuant to the terms and conditions of this Agreement, it will purchase from Shell only the Beta Interests, and that Shell does not intend to assign to Buyer, or cause to be assigned to Buyer, any other interest of any kind in, to or under the Beta Unit or any related interests or properties. Buyer further acknowledges that the rights and obligations of Aera under the Aera/PERL Beta PSA are the rights and obligations of Aera alone, and Shell shall not be deemed to have any obligation to Buyer in any way with respect to the matters covered in the Aera/PERL Beta PSA.

                            ARTICLE 5. TITLE REVIEW

     5.01. Review of Title Records. Shell and Buyer agree and acknowledge that Shell acquired the Beta Interests from BreitBurn pursuant to the BreitBurn Assignment. Buyer acknowledges that Shell does not possess, and has not provided Buyer with, any records relating to title to the Beta Interests or the Properties. Buyer acknowledges that all records that it has reviewed relating to title to the Beta Interests and the Properties have been obtained from the Unit Operator, government records or other sources, and that neither Shell nor any of its Affiliates have provided any such records.

     5.02. Waiver. Buyer waives for all purposes all objections associated with the title to the Beta Interests and the Properties unless they were raised to Shell with specificity and in writing prior to either Party's execution of this Agreement; and Buyer irrevocably waives any and all claims they may have against Shell associated with title to the Properties. For the avoidance of doubt, this Section 5.02 shall not diminish or otherwise affect the Parties' rights and obligations under any indemnities in this Agreement with respect to Claims (i.e., third party matters).

     5.03. Description and Other Errors. If either Party determines, either before or within ninety (90) days after the Closing, that the description of a Beta Interest is incorrect or that certain Beta Interests were erroneously included in or erroneously excluded from the respective definitions thereof, other sales information or any conveyancing instruments, then Shell and Buyer shall meet and use their respective commercially reasonable efforts to resolve the error without need of further consideration, and shall, as applicable, execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, such other instruments of conveyance and take such other actions as either Party reasonably may request in connection therewith. If the Parties cannot resolve any such purported error within fifteen (15) days of the commencement of negotiations, then the alternate-dispute-resolution and arbitration procedures set forth in SECTION 16.06 shall apply.

     5.04. Additional Unit Area and Second Unit operating Agreement. Shell does not own any leasehold working interest in Federal Lease No. OCS P-0296, the Additional Unit Area or Platform Edith; however, pursuant to the Unit Agreement and the Second Unit Operating Agreement, Shell is a Working Interest Owner in the Beta Unit, including the Additional Unit Area. At the Closing, Shell shall assign to Buyer all of Shell's right, title and interest to the Second Unit Operating Agreement and Buyer shall accept such assignment and shall assume all of Shell's obligations and liabilities under the Second Unit Operating Agreement.

                      ARTICLE 6. CERTAIN COVENANTS BETWEEN
                           EXECUTION DATE AND CLOSING

     6.01. Preferential Rights. The Beta Interests are subject to preferential rights to purchase. In particular, the Unit Operating Agreement contains preferential rights to purchase in favor of the Other WI Owners and the Unit Agreement contains a right held by the Other WI Owners to approve a successor Unit Operator of the Beta interests.

     (a) Notices. Shell will notify the holders of preferential rights (each, a "PRP HOLDER") to purchase the Beta Interests as listed on SCHEDULE 2.

     (b) Consequences of Exercise. If any PRP Holder exercises such rights (an "EXERCISING PRP HOLDER"), then the Beta Interests affected thereby shall be excluded from the assets transferred to Buyer at the Closing, and shall be sold to such Exercising PRP Holder.

     (c) Third-Party Failure to Purchase. If an Exercising PRP Holder gives written notice of its intent to exercise a preferential right to purchase the Beta Interests, but does not close the purchase for any reason either before or within sixty (60) days after the Closing, Shell shall give Buyer notice thereof and Buyer will be obligated to acquire the property subject to such preferential right under the terms of this Agreement, without payment of any additional amount by Buyer or Shell. The closing on the preferential right property will be scheduled to occur within forty-five (45) days after Buyer receives Shell's notice that the Exercising PRP Holder has not closed. The effective time for transfer of the property subject to the preferential right will be the Effective Time and all other terms and conditions of this Agreement shall apply to the sale of such interest as if such property had been transferred to Buyer at the Closing.

     6.02 Related Agreements; Termination of Specified Contracts.

     (a) Except as otherwise provided in this Agreement, the sale of the Beta Interests will be subject to the terms and conditions of all oil, gas and mineral leases, assignments, subleases, farmout agreements, unit agreements (including the Unit Agreement), joint operating agreements (including the Unit Operating Agreement and the Second Unit Operating Agreement), pooling agreements, letter agreements, easements, rights-of-way, gathering and transportation agreements, obligations and other Contracts, in each case to the extent that Shell is a party (or as such Contracts are otherwise binding upon Shell) and that concern or pertain to the Beta Interests (each of the foregoing, but expressly excluding any agreement that constitutes an Excluded Item, a "RELATED AGREEMENT" and collectively, the "RELATED AGREEMENTS").

     (b) At the Escrow Opening, the Parties will execute and deliver to the Escrow Agent, all documents necessary for Buyer to assume the Related Agreements, and at the Closing, the Escrow Agent will deliver such documents to the Parties and Buyer shall assume all of Shell's obligations and liabilities under the Related Agreements, effective as of the Effective Time. Buyer's obligations shall apply to all Related Agreements, whether or not recorded.

     6.03 Third-Party Notifications and Approvals.

     (a) Buyer acknowledges that the sale of the Beta interests may require the providing of notice to, and Consent of, lessors, joint interest owners, farmors, sublessors, assignors, grantors, parties to agreements, Governmental Entities having jurisdiction (including without limitation the MMS), or other third Persons.

     (b) Buyer acknowledges that it is and shall be solely responsible for obtaining all Consents from applicable third Persons and will furnish Shell with copies, or other acceptable proof, of the granting or receipt of each Consent (other than the MMS Approval) before the Escrow Opening Date.

     (c) If Buyer does not furnish Shell with all third-party Consents (other than the MMS Approval) applicable to any Beta Interest before the Escrow Opening Date, then Shell may, at its option, elect to (i) delay the Escrow Opening as to any or all of the Beta Interests, with no charge to either Party for the delay; (ii) waive the condition set forth in SECTION 7.03(g) and proceed with the Escrow Opening without all third-party Consents; (iii) elect not to proceed with the Escrow Opening pursuant to SECTION 7.03(g) and terminate this Agreement; or
          (iv) remove the affected Beta

          Interest from this Agreement and proceed to the Escrow Opening on the remaining portion of the Beta Interests.

     (d) The Parties have received preliminary indications from MMS that the draft transfer documents assigning the OCS Leases and Related Agreements to Buyer are in a form acceptable to MMS. The Parties also understand and expect that MMS should process such transfer documents within a period not to exceed forty-five (45) days, although such period could be somewhat longer. At the Escrow Opening, such transfer documents, and other required documents shall be submitted to MMS. Buyer agrees to use all commercially reasonable efforts to obtain the MMS Approval as soon as possible after the Escrow Opening, and if and when MMS Approval is received, Buyer shall promptly furnish to Shell true and complete copies of the documents evidencing MMS Approval. Shell agrees to cooperate in all commercially reasonable ways with Buyer in Buyer's efforts to obtain the MMS Approval; PROVIDED, that Shell shall have no obligation to incur any cost or expense in doing so.

     6.04. Insurance. Shell may not carry any insurance casualty or liability insurance affecting the Beta Interests. Accordingly, Buyer acknowledges that it will need to procure its own insurance coverage for the Beta Interests.

                           ARTICLE 7. ESCROW OPENING

     7.01. Escrow Opening Date.

     (a) Subject to the satisfaction or waiver of the conditions to Escrow Opening set forth in this Agreement, the delivery of documents and funds into escrow pursuant to the terms of the Escrow Agreement contemplated hereby (the "ESCROW OPENING") shall be held at Aera's offices at 10000 Ming Avenue, Bakersfield, California, or at another place that Shell designates, at 10:00 a.m. local time on November 15, 2006.

     (b) If all conditions precedent to Escrow Opening have not been satisfied (or waived by Shell) on or before November 15, 2006, then Shell may, upon notice to Buyer, elect to postpone the Escrow Opening to a date that is on or before the fifth (5th) Business Day following the satisfaction of the conditions precedent to Escrow Opening set forth in this Agreement, commencing at 10:00 a.m., local time or, if Shell so elects, such other date and time as may be mutually agreed upon by the Parties.

     (c) The Parties agree that at the Escrow Opening they shall deposit certain documents and funds with the Escrow Agent and shall submit to the MMS all applications and other documentation required by the MMS to transfer title of Shell's record title interest in the OCS Leases to Buyer. Where SECTION 7.02 calls for a Party to deliver any certificate, document or other item (including without limitation any payment) at the Escrow Opening, it is understood that, unless expressly stated to the contrary, such delivery shall be to the Escrow Agent, to be held by the Escrow Agent pending the occurrence of the Closing. The sale and transfer of title to the Beta Interests will not occur until the Closing has occurred.

     7.02. Escrow Opening Obligations; Deliveries. Subject to the satisfaction of all of the conditions precedent to Escrow Opening set forth in this Article 7, at the Escrow Opening the following shall occur:

     (a) Escrow Agreement. Buyer, Aera, Shell, J. Aron, Silver Point and Escrow Agent shall each execute and deliver six (6) or more original counterparts of the Escrow Agreement such that each of them shall take from the Escrow Opening a fully-executed counterpart of the Escrow Agreement and its exhibits and schedules.

     (b) Certificate of Buyer. Buyer shall deliver a certificate in form and substance satisfactory to Shell, effective as of the Escrow Opening Date and executed by Buyer's duly authorized officer, certifying as to
          (i) compliance with the conditions set forth in Section 7.03(a) and as to (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the other Transaction Documents to which Buyer is or is intended to be a party.

     (c) Certificate of Shell. Shell shall deliver a certificate, effective as of the Escrow Opening Date and executed by Shell's duty authorized attorney-in-fact, certifying as to compliance with the conditions set forth in Section 7.04(a). Shell shall deliver a certificate as to the validity of such attorney-in-fact's power of attorney.

     (d) Assignment and Bill of Sale. Shell and Buyer shall execute and deliver counterparts of the Assignment and Bill of Sale. The Assignment and Bill of Sale, when delivered at the Closing, shall be effective as of the Effective Time, be without warranty of any kind (e.g., title, fitness, condition), and shall restate (or incorporate by reference) the indemnities, releases and waivers contained in this Agreement.

          (i) Exhibit A to this Agreement states Shell's working interest in the OCS Leases, to the best of Shell's knowledge and belief. The Assignment and Bill of Sale shall not, however, state or warrant the working interests in the OCS Leases assigned to Buyer.

          (ii) In addition to transferring the Beta Interests to Buyer pursuant to the terms and conditions of the Assignment and Bill of Sale, the Assignment and Bill of Sale shall include a quitclaim of the Quitclaimed Interests.

          (iii) If Shell owns an interest after the Escrow Opening in any Beta Interest or Property (including overriding royalties, deep rights and facilities, equipment, or pipelines) or continues to own easements, access rights or other interests for which Shell requires access across the Property in order to exercise its rights, then the Assignment and Bill of Sale shall reserve unto Shell concurrent interests in the applicable easements, rights-of-way, Agreements and other rights relating to the retained or reserved interests.

          (iv) If the Beta Interests include a fee simple interest in real property that has been used for Oil, Gas or other mineral operations, Shell may elect to restrict the future use of the land and include restrictive covenants in the instruments of conveyance.

          (v) The Parties shall execute and acknowledge any such other instruments reasonably necessary to effectuate the conveyance of the Beta Interests to Buyer, including without limitation, separate instruments on any officially approved form for the assignment of the OCS Leases and for each lease, easement, franchise, license or similar interest issued by a Governmental Entity.

          (vi) At the Escrow Opening, the Assignment and Bill of Sale shall, along with the other Escrow Opening deliveries, be deposited with the Escrow Agent. Prior to the Closing, in no event shall either Party present the Assignment and Bill of Sale to any third party or attempt to record the Assignment and Bill of Sale in any public record.

     (e) Third-Party Consents. Buyer shall deliver evidence reasonably satisfactory to Shell that Buyer has obtained all required Consents (except for the MMS Approval, which shall be obtained prior to Closing).

     (f) Financial Security. Buyer shall deliver evidence reasonably satisfactory to Shell of Buyer's ability to perform fully its financial obligations under this Agreement, including Abandonment Obligations, together with evidence reasonably satisfactory to Shell that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Beta Interests. In particular, Buyer shall deliver to the Escrow Agent immediately available funds in an amount sufficient to purchase and obtain the Governmental Bond and all other Required Bonds.

     (g) Payment to Shell. At Escrow Opening, Buyer will deposit with the Escrow Agent an amount, payable to Shell at the Closing, equal to the sum of (x) the Purchase Price plus (y) the Inventory Closing Amount, by certified check, cashier's check or wire transfer of funds.

     (h) Non-Foreign Affidavit. Shell shall execute and deliver a Non-Foreign Affidavit in substantially the form attached hereto as Exhibit F attached hereto.

     (i) California Form 593-6 (Real Estate Withholding Certificate). Shell shall execute and deliver a California Form 593-C in substantially the form attached hereto as Exhibit G.

     (j) Quitclaim Deed of Interest in San Pedro Bay Pipeline. Shell shall execute and deliver to the Escrow Agent a Quitclaim Deed in favor of SPBPC quitclaiming all of Shell's interest, if any, in the SPBP Interests in substantially the form attached hereto as Exhibit L.

     (k) Other Documents. The Parties shall execute and deliver other documents reasonably required to close this transaction and implement the terms of this Agreement, including assignments, deeds, assumption agreements, additional bills of sale and the like, as well as instruments necessary under operating agreements (including the Unit Operating Agreement and the Second Unit Operating Agreement), plans of unitization (including the Unit Agreement) and Applicable Laws affecting the Beta Interests to transfer the Beta Interests and related obligations from Shell to Buyer.

     7.03. Shell's Conditions. The obligations of Shell to be performed at Escrow Opening are subject to the satisfaction or waiver in writing by Shell at or prior to Escrow Opening, of the following conditions:

     (a) Representations True; Performance of Obligations. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of Escrow Opening as if such representations and warranties were made at and as of Escrow Opening, and Buyer shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to Escrow Opening.

     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.

     (c) No Act of Termination. Shell shall not have exercised any rights it may have hereunder to terminate this Agreement.

     (d) Required Bonds. Buyer shall have delivered to Shell copies of the Government Bond and all Required Bonds, together with evidence satisfactory to Shell that all Required Bonds (other than the Governmental Bond) have been accepted by the applicable Governmental Entities; and Buyer shall have delivered to Shell evidence reasonably satisfactory to Shell that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Beta Interests.

     (e) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart- Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

     (f) Aera Sale. Buyer shall have delivered to Shell copies of all Contracts and other documents and instruments, including escrow arrangements similar to the Escrow Agreement, evidencing Aera's sale and conveyance to Buyer of all of Aera's right, title and interest in and to the Beta Unit, the OCS Leases and related interests and assets.

     (g) Consents, Each Consent (other than the MMS Approval, which shall be obtained prior to Closing) shall have been obtained and shall be in full force and effect.

     (h) Insurance. Shell shall have received certificates, dated before the Escrow Opening Date, from Buyer's insurers certifying (i) compliance with all of the insurance required by Section 11.07 and (ii) that such insurance will be in full force and effect as of the Effective Time.

     (i) Additional Documents. Buyer shall have delivered or provided to Shell all Contracts, information, approvals, documents and instruments (i) required to be delivered or provided by Buyer pursuant to this Agreement, including Section 7.02 or (ii) as Shell may have reasonably requested.

     (j) Actions. Buyer shall have taken all actions described in Section 7.02 as being required of Buyer.

     7.04. Buyer's Conditions. The obligations of Buyer to be performed at Escrow Opening are subject to the satisfaction or waiver in writing by Buyer at or prior to Escrow Opening of the following conditions, any of which may be waived by Buyer:

     (a) Representations True; Performance of Obligations. Ali representations of Shell contained in this Agreement shall be true in all material respects at and as of Escrow Opening as if such representations were made at and as of Escrow Opening, and Shell shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by it at or prior to the Escrow Opening.

     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the contemplated purchase.

     (c) No Act of Termination. Buyer shall not have exercised any rights it may have hereunder to terminate this Agreement.

     (d) Certain Consents. Other WI Owners shall have waived their preferential rights with respect to the Beta Interests under the Unit Operating Agreement, and the Consents of Other WI Owners under the Unit Agreement, the Unit Operating Agreement and the Second Unit Operating Agreement shall have otherwise been obtained and shall be in full force and effect.

     (e) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart- Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

     (f) Actions. Shell shall have taken all actions described in Section 7.02 as being required of Shell.

               ARTICLE 8. CERTAIN COVENANTS AFTER ESCROW OPENING

     After the Escrow Opening, Shell and Buyer shall each take the following actions:

     8.01. MMS Approval; Unwind.

     (a) Buyer shall use all commercially reasonable efforts to cause the MMS to grant the MMS Approval. Shell agrees to cooperate in all commercially reasonable ways with Buyer in Buyer's efforts to obtain the MMS Approval; PROVIDED, that Shell shall have no obligation to incur any cost or expense in doing so.

     (b) If the MMS Approval is not received by the Parties by March 31, 2007, then, in its sole and absolute discretion, Shell may elect to terminate this Agreement. Following the termination of this Agreement, the Parties shall notify the MMS of such termination and request that the previously submitted application for the MMS Approval be withdrawn. The Parties shall cooperate with one another to do all other things necessary to cause the MMS not to grant the MMS Approval. If the MMS nevertheless grants the MMS Approval, Shell may require reassignment of all the Beta Interests. The reassignment will be in the manner described in SECTION 8.04.

     8.02. Further Assurances. Buyer and Shell each shall, from time to time after Escrow Opening and upon reasonable request from the other Party, execute, acknowledge and deliver in proper form any conveyance, assignment, transfer or other instrument reasonably necessary to accomplish the purposes of this Agreement (including the correction of scrivener's errors in the preparation of documents delivered to the Escrow Agent).

     8.03. Post-Escrow Opening Third-Party Consents.

     (a) If Shell elects to proceed with the Escrow Opening without all third-party Consents, Buyer shall proceed diligently after Escrow Opening to obtain them and promptly provide evidence of them to Shell.

     (b) If any Person (including any Governmental Entity) having a right to approve or reject assignment of any Beta Interest by Shell to Buyer in order for title to transfer does not approve the assignment, or if Buyer does not meet conditions imposed for approval of any such assignment after Buyer has made a good faith effort to obtain the approval or permits or to satisfy the conditions, then Shell may, at any time at or prior to the Closing and at its sole option, elect not to proceed to the Closing with respect to all the Beta Interests.

     (c) Buyer will be responsible for all amounts due under Contracts, including the Related Agreements, as to any Beta Interest that requires approval for assignment from the Effective Time forward. This obligation will end only if the Beta Interests are not assigned to Buyer at the Closing.

     8.04. Election to Not Close; Reassignment. For any election at or prior to the Closing by Shell not to close the sale of the Beta Interests, Shell shall instruct the Escrow Agent to return to Shell some or all of the documents delivered to the Escrow Agent by Shell, or if such documents have been delivered by the Escrow Agent, Buyer shall execute and deliver to Shell a reassignment with a special warranty of title (warranting against Claims or interests arising by, through or under Buyer, but not otherwise), in a form satisfactory to Shell and sufficient to place

Shell in the same position it occupied before the assignment to Buyer. Buyer's release and discharge of Shell and its Associated Parties, its covenant not to sue Shell or its Associated Parties, and its obligations to indemnify, defend, and hold Shell and its Associated Parties harmless shall apply to interests that are reassigned, and the reassignment instrument shall restate Buyer's obligations with respect to such release, covenant and obligations.

     8.05. Ownership After Escrow Opening and Before Closing. Between the Escrow Opening and the Closing, Shell will continue to own the Beta Interests; PROVIDED that, upon the occurrence of the Closing, the sale and transfer of the Beta Interests shall be effective as of the Effective Time.

                               ARTICLE 9. CLOSING

     9.01. Closing Date. Upon receipt by the Parties of the MMS Approval, the closing out of escrow of the acquisition of the Beta Interests contemplated by this Agreement and the Escrow Agreement (the "CLOSING"),shall be held at Aera's offices at 10000 Ming Avenue, Bakersfield, California, or at another place that Shell designates, at 10:00 a.m. local time on the tenth (10th) Business Day following the receipt by Shell of the MMS Approval; PROVIDED, HOWEVER, that the Closing (and the transactions so contemplated by this Agreement) shall in any event be effective as of the Effective Time.

     9.02. Closing Obligations; Deliveries. Subject to the satisfaction of all of the conditions precedent to the Closing set forth in this ARTICLE 9, at the Closing the following shall occur:

     (a) Certificate of Buyer. Buyer shall deliver to Shell a certificate in form and substance satisfactory to Shell, effective as of the Closing Date and executed by Buyer's duly authorized officer, certifying as to
          (i) compliance with the conditions set forth in SECTION 9.03(a) and as to (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the other Transaction Documents to which Buyer is or is intended to be a party.

     (b) Certificate of Shell. Shell shall deliver to Buyer a certificate in form and substance satisfactory to Buyer, effective as of the Closing Date and executed by Shell's duly authorized attorney-in-fact, certifying as to compliance with the conditions set forth in SECTION 9.04(a). Shell shall deliver a certificate as to the validity of such attorney-in-fact's power of attorney.

     (c) Third-Party Consents. Buyer shall deliver to Shell evidence reasonably satisfactory to Shell that Buyer has obtained all required Consents (including without limitation the MMS Approval).

     (d) Financial Security. Buyer shall deliver to Shell evidence reasonably satisfactory to Shell of Buyer's ability to perform fully its financial obligations under this Agreement, including Abandonment Obligations, together with evidence reasonably satisfactory to Shell that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Beta Interests. In particular, Buyer shall deliver to Shell true, correct and complete copies of the Governmental

          Bond, and all other Required Bonds (including copies of the MMS Escrow Agreement and the security for the Abandonment Obligations held thereunder).

     (e) Other Documents. The Parties shall execute and deliver other documents reasonably required to close this transaction and implement the terms of this Agreement, including assignments, deeds, assumption agreements, additional bills of sale and the like.

     (f) Escrow Closing Notice. Aera, Buyer and Shell will deliver to the Escrow Agent the Escrow Closing Notice (as defined in the Escrow Agreement).

     (g) Deliveries by Escrow Agent. The Escrow Agent shall deliver to Buyer, Shell, J. Aron, Silver Point, Aera and other Persons, as applicable, the various Transaction Documents and funds previously delivered into escrow, in accordance with the terms of the Escrow Agreement.

     9.03. Shell's Conditions. The obligations of Shell to be performed at the Closing are subject to the satisfaction or waiver in writing by Shell at or prior to the Closing, of the following conditions:

     (a) Representations True; Performance of Obligations. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to the Closing.

     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.

     (c) No Act of Termination. Shell shall not have exercised any rights it may have hereunder to terminate this Agreement.

     (d) Required Bonds. Buyer shall have delivered to Shell copies of the Government Bond and all Required Bonds, together with evidence satisfactory to Shell that the Government Bond and all Required Bonds have been accepted by the applicable Governmental Entities; and Buyer shall have delivered to Shell evidence reasonably satisfactory to Shell that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer the Beta Interests.

     (e) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart- Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

     (f) Aera Sale. Buyer shall have delivered to Shell copies of all Contracts and other documents and instruments evidencing the closing of Aera's sale and conveyance to Buyer of all of Aera's right, title and interest in and to the Beta Unit, the OCS Leases and related interests and assets.

     (g) Consents. Each Consent (including without limitation the MMS Approval) shall have been obtained and shall be in full force and effect.

     (h) Insurance. Shell shall have received certificates, dated as of a date no more than five (5) days prior to the Closing Date, from Buyer's insurers certifying (i) compliance with all of the insurance required by Section 11.07 and (ii) that such insurance has been in full force and effect from and after the Effective Time.

     (i) MMS Escrow Agreement. The form and substance of the MMS Escrow Agreement shall have been approved by Shell, Buyer shall have delivered to Shell evidence acceptable to Shell that Buyer, Escrow Agent and the MMS have entered into the MMS Escrow Agreement and the funds or securities to be deposited thereunder as of the Closing (including the Governmental Bond or the amount to be used to purchase the Governmental Bond and the other Required Bonds to be delivered to the MMS) (i) shall have been previously received by the escrow agent or trustee under the MMS Escrow Agreement, or (ii) shall have been, at the Closing, transferred by the Escrow Agent to the trustee or escrow agent under the MMS Escrow Agreement.

     (j) Additional Documents. Buyer shall have delivered or provided to Shell all Contracts, information, approvals, documents and instruments (i) required to be delivered or provided by Buyer pursuant to this Agreement, including Section 9.02 or (ii) as Shell may have reasonably requested.

     (k) Actions. Buyer shall have taken all actions described in Section 9.02 as being required of Buyer.

     9.04. Buyer's Conditions. The obligations of Buyer to be performed at the Closing are subject to the satisfaction or waiver in writing by Buyer at or prior to the Closing, of the following conditions:

     (a) Representations True; Performance of Obligations. All representations and warranties of Shell contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Shell shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to the Closing.

     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.


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     (c)  H-S-R. All applicable waiting periods, if any, shall have expired under the Hart- Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

     (d) Additional Documents. Shell shall have delivered or provided to Buyer all Contracts, information, approvals, documents and instruments required to be delivered or provided by Shell pursuant to this Agreement.

     (e) Actions. Shell shall have taken all actions described in Section 9.02 as being required of Shell.

                            ARTICLE 10. TERMINATION

     10.01. Events of Termination. This Agreement may be terminated at any time prior to the Closing:

     (a)  As provided in Section 6.03(c)(iii).

     (b)  by mutual written consent of Buyer and Shell;

     (c) by Shell, if (i) the Escrow Opening has not occurred (other than through the failure of Shell to comply fully with its obligations under this Agreement) on or before December 1, 2006 or (ii) the Closing has not occurred on or before March 31, 2007; or

     (d) by Shell, with written notice to Buyer if there is a material violation or breach by Buyer of any covenant, representation, warranty or obligation contained in this Agreement and such violation or breach has not been waived by Shell or cured by Buyer within seven (7) days after receipt of written notice thereof from Shell.

     10.02. Effect of Termination. A Party shall not have the right to terminate this Agreement under Section 10.01 if it is then in breach of this Agreement. If this Agreement is terminated in accordance with Section 10.01, such termination shall be without liability to either Party, except with respect to a Party who has willfully breached this Agreement and except that performance of the obligations contained in this Section 10.02 and in Sections 4.07 and 21.15 shall survive termination of this Agreement. Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the terms of any confidentiality provisions contained in any agreement between the Parties shall remain in full force and effect.

                  ARTICLE 11. CERTAIN OBLIGATIONS AFTER CLOSING

     After the Closing, Shell and Buyer shall each take the following actions:

     11.O1. Filing and Recording. Shell will decide which Party will file or record the conveyancing documents in the appropriate governmental records. The recording Party will provide either the original or photocopies of the filed or recorded document, including the recording data, as agreed by the Parties, to the non-recording Party. Buyer shall reimburse

Shell for the filing, recording, and other reasonable fees that Shell incurs if Shell files or records the documents.

     11.02. Further Assurances. Buyer and Shell each shall, from time to time after Closing and upon reasonable request from the other Party, execute, acknowledge and deliver in proper form any conveyance, assignment, transfer or other instrument reasonably necessary to accomplish the purposes of this Agreement (including the correction of scrivener's errors in the preparation of documents delivered at Closing).

     11.03. Post-Closing Third-Party Consents.

     (a) If Shell elects to close without all third-party Consents, Buyer shall use its best efforts and proceed diligently after the Closing to obtain and promptly provide evidence of them to Shell.

     (b) Buyer will be responsible for all amounts due under Contracts, including the Related Agreements, as to any Beta interest that requires approval for assignment, from the Effective Time forward.

     11.04. Buyer's Compliance. From and after the Closing, Buyer shall comply with (a) all Applicable Laws applicable to Buyer's ownership or operation of the Beta Unit, the Beta Tangible Assets and the Beta Interests and the Property, and with (b) all Related Agreements, in either case insofar as they concern or pertain to the Beta Interests.

     11.05. Allocation of Proceeds, Costs and Expenses. All proceeds, receipts, reimbursements, receivables, credits and income attributable to the Beta Interests, including all rights to production of Oil and Gas and proceeds from the sale of such production, to the extent accruing during the period prior to the Effective Time, shall be for the account of Shell, as determined pursuant to the Unit Operating Agreement and the Beta Unit COPAS. All proceeds, receipts, reimbursements, receivables, credits and income attributable to the Beta Interests, including all rights to production of Oil and Gas and proceeds from the sale of such production, accruing during the period from and after the Effective Time, shall be for the account of Buyer, as determined pursuant to the Unit Operating Agreement and the Beta Unit COPAS. All amounts due from one Party to the other under this Section 11.05, to the extent then known and fixed, may be made by debits and credits in the Final Settlement Statement.

     11.06. Purchasing and Abandoning Wells and Platforms; Remediation; Security for Buyer's Obligations.

     (a) Buyer recognizes, assumes and covenants to either timely perform and accomplish properly, or cause to be timely performed and accomplished properly, in accordance with Applicable Law and the Related Agreements, all of Shell's obligations to abandon, restore and remediate the Beta Interests and the Property affected thereby, whether arising before or after the Effective Time, including obligations, as applicable, to:

          (i) obtain plugging exceptions in Operator's name for each Well with a current plugging exception, or permanently plug and abandon the Well;


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

          (ii)  plug, abandon, and if necessary, reabandon each Well;

          (iii) remove all equipment and facilities, including flowlines, pipelines, and platforms, including Platform Eureka, Platform Elly and Platform Ellen;

          (iv)  close all pits; and

          (v) restore the surface, subsurface, seabed and offshore sites associated with the Beta Tangible Assets or the Property (all of the foregoing in this Section 11.06(a), "Abandonment Obligations").

     (b) Buyer will pay all costs and expenses associated with the obligations assumed under this Section 11.06(a). Buyer shall post with the MMS one or more performance bonds, a letter of credit, in form and substance satisfactory to Aera, a cash deposit, U.S. Treasury notes or other forms of financial security (including any supplemental bonds) to guarantee Buyer's performance and payment of all of the Abandonment Obligations (each such bond, a "Governmental Bond"). Buyer will provide to Shell appropriate evidence that the Governmental Bond has been obtained and has been filed with the MMS in accordance with Applicable Laws, to guarantee Buyer's performance and payment of the Abandonment Obligations.

     (c) Buyer shall maintain accurate records of its actual expenditures incurred in performing the Abandonment Obligations, and shall promptly deliver to Shell copies of any reports of such expenditures sent to Aera, as required under the Aera/PERL Beta PSA, or as Shell may otherwise reasonably request. Shell or its authorized representatives may audit Buyer's records for the purpose of verifying the actual expenditures incurred in performing the Abandonment Obligations. Any disputes concerning the amount of such expenditures or their attribution to performance of Abandonment Obligations shall be resolved in accordance with Section 16.06 below.

     (d) Until all Abandonment Obligations have been performed in compliance with Applicable Law, Buyer shall:

          (i) Not request a reduction in the amount of a Governmental Bond without first consulting with Shell;

          (ii) Monitor the value of each Governmental Bond in accordance with Applicable Law and, in the event that Buyer determines that the value of any Governmental Bond is less than the amount required by the MMS, notify Shell promptly thereof;

          (iii) Notify Shell promptly after any proposal or demand by the MMS to increase or decrease the amount of any Governmental Bond;

          (iv) Furnish to the MMS any additional funds or other security required in the event that the MMS increases the required amount of any Governmental

                 Bond, and furnish Shell with evidence reasonably satisfactory to Shell of compliance with such requirement;

          (v) Notify Shell promptly after receipt of a notice of forfeiture of any Required Bond received from the MMS or any other Governmental Entity, including a notice given pursuant to 30 C.F.R. 250.59(c)(1) or any similar regulation;

          (vi) Request that the MMS give to Shell notice of forfeiture of any Required Bond given by the MMS pursuant to 30 C.F.R. 250.59(c)(1) or any similar regulation;

          (vii) So long as any amount of any Governmental Bond and all other Required Bonds remains available to satisfy Abandonment Obligations, request that the MMS and each other Governmental Entity utilize the Governmental Bonds and other Required Bonds to satisfy all Abandonment Obligations that Buyer is unable to perform or satisfy; and

          (viii) Not direct, request, suggest or agree that the MMS or any Governmental Entity make a claim against Shell for any portion of the Abandonment Obligations that Buyer is unable to perform or satisfy until all Governmental Bonds and all Required Bonds and all other security are first exhausted.

     (e) Buyer hereby grants to Shell a continuing security interest in each Governmental Bond and the proceeds thereof, and any substitute or replacement security given from time to time, to secure Buyer's payment and performance of the Abandonment Obligations. Such security interest shall be senior to all other liens, security interests, pledges and other encumbrances other than Aera's security interest and the pledge by Buyer of the Governmental Bonds in favor of the MMS to secure payment and performance of the Abandonment Obligations, and Buyer shall not grant to any other Person (other than Aera and the MMS) a lien, security interest, pledge or encumbrance that is senior to the security interest held by Shell and shall cause any creditor of Buyer (other than the MMS and Aera) to execute and deliver to Shell an instrument subordinating any security interest in the Governmental Bond held by such creditor to the security interest granted to Shell. Buyer hereby authorizes Shell to file financing statements and continuations thereof under the Uniform Commercial Code to perfect such security interest. With respect to such security interest, Shell shall have the rights and remedies of a secured party under the Uniform Commercial Code. Buyer, its successors and assigns, shall ensure that Shell, its successors and assigns, has the benefit of such security interest at all times until the Abandonment Obligations have been paid and performed in compliance with Applicable Law.

     11.07. Insurance. Prior to the Escrow Opening Date, Buyer shall have made arrangements to purchase and shall, effective with the Effective Time, thereafter maintain in full force and effect (a) liability insurance (on a claims made basis) for sudden and accidental leaks or spills covering Buyer's ownership and operation of the Beta Tangible Assets (including Shell's obligations under any permit, license or other approval granted by any Governmental Entity


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

pertaining to the Beta Tangible Assets and any liability of Shell as a result of being named on or the holder of such permit, license or approval) in the amount of Fifty Million and No Hundredths Dollars ($50,000,000) per accident or occurrence with a policy aggregate totaling Fifty Million and No Hundredths Dollars ($50,000,000) onshore and offshore, with a deductible not in excess of $1,000,000; and (b) commercial general liability insurance (on a claims made basis) in the amount of One Hundred Million and No Hundredths Dollars ($100,000,000) per accident or occurrence with a policy aggregate totaling One Hundred Million and No Hundredths Dollars ($100,000,000) onshore and offshore, with a deductible not in excess of $1,000,000, in each case from insurance carriers having a claims payment rating of A or better from Standard & Poor's; having an endorsement naming Shell as the additional insured with the inclusion of a severability of interest clause (cross liability); and waiving subrogation against Shell, each of which shall be primary as to any other existing, valid and collectible insurance, self-insurance or fronting policy of insurance of Buyer and/or Shell and its Affiliates. All such insurance shall be effective as of the Effective Time. Such insurance shall specifically provide that covered liabilities include those indemnities and other obligations assumed by Buyer pursuant to Article 16 below. Such insurance shall specifically provide that the insurer agrees not to cancel or materially reduce the insurance coverage without furnishing at least thirty (30) days' prior written notice to Shell. Such insurance is to remain in effect until all necessary Governmental Entities and Contract parties have approved the completion of all Abandonment Obligations assumed by Buyer hereunder. Such insurance in no way limits Buyer's obligation with respect to any Liabilities or Claims resulting from Buyer's ownership and operation of the Beta Tangible Assets or the Properties, oil spills, abandonment of wells, facilities and remediation of the surface, subsurface and waters as required herein or Buyer's obligations and agreements (including indemnity obligations) under any provision of this Agreement. The forgoing insurance requirements shall be in addition to, and independent of, any applicable insurance requirements of any Governmental Entity related to Buyer's direct and indirect ownership and operation of the Beta Tangible Assets.

     11.08. Preparation of Final Settlement Statement. By 120 days after the Effective Time, Shell shall prepare and deliver to Buyer a final settlement statement (the "Final Settlement Statement"), which shall deduct royalties, operating expenses, taxes, overhead and other amounts due to Shell from amounts due to Buyer as provided in this Agreement, with adjustments as necessary for items identified after Closing. Shell may set off any resulting amount due to Buyer against amounts that Buyer may otherwise owe to Shell when the Final Settlement Statement is prepared. Buyer and Shell hereby agree and acknowledge that Shell may, in its sole discretion, delegate any or all of its rights and obligations under this Section 11.08 to Aera, an Affiliate of Shell or any other Person.

     11.09. Buyer's Response to Final Settlement Statement. Buyer shall respond in writing with objections and proposed corrections within thirty (30) days after receiving the Final Settlement Statement. If the Parties cannot resolve their differences within ninety (90) days after Shell's receipt of Buyer's objections, then the alternate-dispute-resolution and arbitration procedures of this Agreement shall be triggered. If Buyer does not respond to the Final Settlement Statement by signing or objecting in writing within the thirty (30) day period, the statement shall be deemed approved by Buyer, After approval of the Final Settlement Statement, Shell shall send a check or invoice, as the case may be, to Buyer for the net amount due to Buyer or from Buyer, respectively. If payment is not made within thirty (30) days of

Buyer's receiving the invoice, the amount due may, at Shell's option, bear interest at a rate of twelve percent (12%) per annum, compounded daily, or the maximum lawful rate, whichever is less, from the date of Buyer's receipt of the invoice until paid. Inquiries, objections and proposed corrections regarding the Final Settlement Statement must be in writing, addressed to:

                                    SWEPI LP
                                  P.O. Box 576
                             Houston, TX 77001-0576
                            Attention: Brad Eubanks

                       ARTICLE 12. TAXES, COSTS, AND FEES

     12.01. Real Property Taxes, As for Shell's portion (as a Working Interest Owner) of any ad valorem taxes (including production-based ad valorem taxes), real property taxes, and similar obligations, if any, imposed on the Beta Interests or the Property according to their value ("Real Property Taxes"), such obligation will be apportioned between Shell and Buyer as of the Effective Time. Whether the Beta Interests are valued based on the previous year's production or any other basis, Buyer is obligated to pay the current year's ad valorem tax assessment and all subsequent Real Property Taxes, subject to the following apportionment provisions. The basis of the apportionment will be the assessment for the tax year in which the Effective Time occurs or, if that assessment is not known, then the basis of the apportionment will be the assessment for the previous tax year. Buyer will be responsible for all Real Property Taxes and interest that are applied to the Beta Interests retroactively after the Effective Time.

     12.02. Production Taxes. All taxes (other than Real Property Taxes and income taxes) imposed on or with respect to the production of Oil, Gas, or other hydrocarbons or minerals, or the receipt of proceeds from their sale (including severance, production, and excise taxes) attributable to the Beta Interests will be apportioned between the Parties as of the Effective Time. Shell will be responsible for paying or withholding its portion of all such taxes that have accrued before the Effective Time and for filing all statements, returns, and documents pertinent to them. Buyer will be responsible for paying or withholding all such taxes that accrue or are applied retroactively after the Effective Time; for filing all statements, returns, documents incident to them; and for obtaining reimbursements, if any, relating to those taxes.

     12.03. Other Taxes. Buyer will pay all applicable state and local sales taxes, use taxes, gross receipts taxes, business license taxes, other taxes (except taxes imposed by reason of income to Shell) and fees. Buyer will pay all state and local taxes, including penalty and interest, if any, assessed after the Effective Time against either Party with respect to this transaction or, if paid by Shell, Buyer will promptly reimburse Shell for amounts paid. Buyer will pay all documentary stamp taxes and documentary transfer taxes. For tangible personal property located in California that Buyer intends to be used in offshore waters, Buyer agrees to execute the California Sales Tax Exemption set forth in Exhibit H.

     12.04. Delegation. Buyer and Shell hereby agree and acknowledge that Shell may, in its sole discretion, delegate any or all of its rights and obligations under this Article 12 to Aera, an Affiliate of Shell or any other Person.


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

         ARTICLE 13. OIL IN STORAGE, PROCEEDS, COSTS, EXPENSES, CLAIMS,
                               AND DISBURSEMENTS

     13.01. Oil in Storage.

     (a) All Oil in storage at the Effective Time, including working inventory, attributable to the Beta Interests, shall belong to Shell. Subject to Buyer's payment for such Oil as set forth below, title to Oil in storage that was produced from the Beta Unit and is attributable to the Beta Interests will transfer to Buyer at the Closing, but effective as of the Effective Time.

     (b) Shell shall retain its ownership in its portion of Oil downstream of the LACT Unit on Platform Elly at the Effective Time, including Oil in stock tanks, wash tanks, heater treaters, flowlines, and pipelines. At the Effective Time, Aera will either run or gauge the Oil in storage with respect to the Beta Unit. At the Escrow Opening, Buyer will pay to the Escrow Agent, and at the Closing, Buyer will cause the Escrow Agent to pay to Shell an amount equal to $126,760.56, which amount is agreed to be a good faith estimate of the value of Shell's Oil in storage and in pipelines as of the Effective Time (the "Inventory Closing Amount"). Such amount shall be subject to adjustment after the Closing in the preparation of the Final Settlement Statement to account for the difference between the value of (x) the actual amount of Oil in storage and attributable to the Beta Interests and the value of such Oil (determined pursuant to Section 13.01 (d)), and (y) the amount of the Inventory Closing Amount.

     (c) Shell will use measured Oil inventories in the Final Settlement Statement, if available or, if not available, then estimated Oil inventories. The estimates will be based on the average month-end inventories of the three (3) most recent calendar months prior to the Effective Time. If there is a difference between the value of the estimated Oil in storage and the value of inventories run or gauged at the Effective Time, Shell may include the difference in the Final Settlement Statement.

     (d) Oil inventories will be priced, at Shell's option, at either (i) the average of the two highest prices, as determined by Shell, posted by other purchasing companies in the field or locality where the Beta Interest is located, for Oil of like grade and gravity, in effect at the Effective Time; or (ii) the average, actual price received from the sale of Oil shipped from the Beta Unit by Buyer during the month in which the Effective Time occurs.

     13.02. Reservation of Claims. At the Closing, Shell shall reserve all Claims, accounts receivable and rights of any kind concerning the Beta Interests or Properties against third Persons, which Claims, accounts receivable or rights accrue before the Effective Time (including those against overriding royalty owners, royalty owners, working-interest owners, and Oil or Gas purchasers), whether discovered before or after the Effective Time or the Closing, whichever is later.


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

     13.03. Reservation of Reserved Production Payment. In the Assignment and Bill of Sale, Shell shall reserve and except from the assignment of the Beta Interests a dollar-denominated production payment (the "RESERVED PRODUCTION PAYMENT") in the amount of Eight Hundred Thousand Dollars ($800,000), payable solely from the Oil production attributable to the Wells drilled from Platform Eureka and attributable to the Beta Interests. The Reserved Production Payment is payable from and after Payout. The Parties agree to rely on the Oil production reported by Buyer, in good faith, to the MMS and subject to the following terms, in establishing the time that Payout occurs.

     (a) Platform Eureka currently has no meter to measure Oil produced and shipped from Platform Eureka. Oil shipped to Platform Elly from Platform Eureka shall be metered there in accordance with a protocol developed by Buyer and approved in writing by Aera and Shell; provided that, if and when dehydration equipment is installed and used on Platform Eureka, Oil produced from Platform Eureka shall be measured on Platform Eureka.

     (b) All such methods used by Buyer to measure Oil production from Platform Eureka shall be subject to review and approval by Aera and Shell in their reasonable discretion. In addition, Shell will have the right from time to time to require that the meters and/or other equipment utilized for such measurement be tested at reasonable intervals and Shell will have the right to witness such metering, all in accordance with procedures to be agreed upon by the Parties acting in good faith.

     (c) Shell, upon notice in writing to Buyer, will have the right to audit Buyer's accounts and records relating to the payment of the Reserved Production Payment and/or the computation of Oil production from Platform Eureka, and any other records relating to the determination of the amounts due hereunder.

     13.04. Delegation. Buyer and Shell hereby agree and acknowledge that Shell may, in its sole discretion, delegate any or all of its rights and obligations under this Article 13 to Aera, an Affiliate of Shell or any other Person.

                 ARTICLE 14. PREFERENTIAL RIGHT TO PURCHASE OIL

     Shell will not reserve any preferential right to purchase Oil produced from the Beta Interests after the Effective Time.

                 ARTICLE 15. PREFERENTIAL RIGHT TO PURCHASE GAS

     Shell will not reserve any preferential right to purchase Gas produced from the Beta Interests after the Effective Time.

        ARTICLE 16. BUYER'S RELEASE, DISCHARGE, AND COVENANT NOT TO SUE;
                 BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND
                        HOLD HARMLESS; DISPUTE RESOLUTION

     16.01. Buyer's Release and Discharge of Shell and its Associated Parties. Buyer releases and discharges Shell and its Associated Parties from each Claim and Liability relating to the Beta Interests, the Property, the SPBP interests, the Quitclaimed Interests or the transactions contemplated hereby (including all Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYERS RELEASE AND DISCHARGE OF SHELL AND ITS ASSOCIATED PARTIES INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SHELL OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIANCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT,OR CONCURRENT. The only exception to Buyer's release and discharge of Shell and its Associated Parties is stated in
Section 16.04(c), and the release and discharge are binding on Buyer and its successors and assigns.

     16.02. Buyer's Covenant Not to Sue Shell or its Associated Parties, Buyer covenants not to sue Shell or its Associated Parties with regard to any Claim or Liability relating to the Beta Interests, the Property, the SPBP Interests, the Quitclaimed Interests or the transactions contemplated hereby (including any Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER'S COVENANT NOT TO SUE SHELL OR ITS ASSOCIATED PARTIES INCLUDES CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SHELL OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer's covenant not to sue Shell or its Associated Parties is stated in SECTION 16.04(c), and the covenant is binding on Buyer and its successors and assigns.

     16.03. Buyer's Obligations to Indemnify, Defend, and Hold Shell and its Associated Parties Harmless. Buyer will indemnify, defend, and hold harmless Shell and its Associated Parties for, and will pay to Shell the amount of, each Claim and Liability relating to, arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement;

     (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement; and

     (c) the Beta Interests, the Property, the SPBP Interests, the Quitclaimed Interests or the transactions contemplated hereby (including all Abandonment Obligations),

regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable.

BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD SHELL AND ITS ASSOCIATED PARTIES HARMLESS INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SHELL OR ITS SSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE,

PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer's obligations to indemnify, defend, and hold Shell and its Associated Parties harmless is stated in Section 16.04(c), and the obligations are binding on Buyer and its successors and assigns.

     16.04. Buyer's Obligations.

     (a) In each instance of Buyer's obligations to release, discharge, indemnify, defend, and hold Shell and its Associated Parties harmless and its covenant not to sue Shell or its Associated Parties, the Claims and Liabilities subject to the obligations include the following:

          (i) the ownership of the Beta Interests, the Property, the Quitclaimed Interests, if any, and the SPBP Interests, if any, by Shell or its Associated Parties, the operation of the Beta Tangible Assets, and the acts or omissions of Shell or its Associated Parties in connection with the Beta Interests, the Property, the SPBP Interests, the Quitclaimed Interests or the Related Agreements, whether arising or accruing before or after the Effective Time.

          (ii) the ownership of the Beta Interests, the Quitclaimed Interests or the SPBP Interests by Buyer or the SPBPC, as the case may be, the operation of the Beta Interests, Beta Tangible Assets, the SPBP Interests, the SPBP Tangible Assets, the Quitclaimed Interests and the Property by Buyer or its Associated Parties, and the acts or omissions of Buyer or its Associated Parties in connection with the Beta Interests, the SPBP Interests, the Property, the Quitclaimed Interests or under this Agreement or the Related Agreements, whether arising or accruing before or after the Effective Time.

          (iii) the acts or omissions of third Persons relating to the Property, the SPBP Interests, the Quitclaimed Interests or the Beta Interests.

     (b) Buyer's obligations under this Agreement to release, discharge, indemnify, defend, and hold Shell and its Associated Parties harmless and its covenant not to sue Shell or its Associated Parties include Claims and Liabilities arising in any manner from the following:

          (i) preferential and similar rights held by PRP Holders to purchase any portion of the Beta Interests;

          (ii) the review, inspection and assessment of the Beta Interests, the SPBP Interests, the Quitclaimed Interests and the Property by Buyer and its Associated Parties;

          (iii) any error in describing the Beta Interests, the SPBP Interests, the Quitclaimed Interests or the Property, or any error in the conveyancing instruments;

          (iv) rights and obligations of the Parties or third Persons under the Related Agreements;

          (v)    closing without a Consent;

          (vi) failure by third Persons to approve or consent to any aspect of this transaction after Closing;

          (vii) obligations to plug and abandon Wells and platforms and remediate the Beta Tangible Assets, SPBP Tangible Assets, and the Property;

          (viii) payment of Real Property Taxes or other taxes applicable to any of the Beta Interests, the SPBP Interests, the Quitclaimed Interests and any Property;

          (ix) payments or disbursements paid or payable by Shell or Buyer to third Persons:

          (x) a physical or environmental condition relating to the Beta Tangible Assets, SPBP Tangible Assets or any Property, including Claims and Liabilities under the Environmental Laws, or failure to comply with the Environmental Laws;

          (xi) remediation activities, including damages incurred by Buyer or its Associated Parties during or arising from remediation activities;

          (xii) lawsuits filed before the Effective Time, but amended after the Effective Time to include the Beta Interests, the SPBP Interests, the Quitclaimed Interests or Property or Shell's ownership of or activities regarding the Beta Interests, the SPBP Interests, the Quitclaimed Interests or Property; and

          (xiii) obligations to inspect (including any pigging operation) or to repair or recondition any of the Beta Interests, or the SPBP Interests, the Quitclaimed Interests or the Property.

     (c) Buyer's obligations to indemnify, defend, and hold Shell and its Associated Parties harmless do not apply, however, to

          (i) Claims or Liabilities with respect to the Beta Interests, or the Property that result from a judgment rendered or settlement reached in a lawsuit filed before the Effective Time, but only to the extent that acts or omissions that gave rise to the cause of action are attributable to the conduct or operation or ownership of Shell or its Associated Parties before the Effective Time; or

          (ii) Claims that Shell breached this Agreement or the Transaction Documents.

     (d) The Parties recognize that certain lawsuits with respect to, the Property, the SPBP Interests, the Quitclaimed Interests and/or the Beta Interests may have been filed before the Effective Time, but concern activities continuing after the Effective Time, so that after Closing, Buyer may be a proper party to such lawsuits. For these lawsuits, Buyer's obligations to indemnify, defend, and hold Shell and its

          Associated Parties harmless will apply to activities occurring after the Effective Time. Shell will continue to defend its own interests and provide principal counsel in an action under this Section 16.04(d) for which it remains a party after the Effective Time.

     16.05. Buyer's Duty to Defend. Buyer acknowledges that its obligations to indemnify, defend, and hold Shell and its Associated Parties harmless under this Agreement include obligations to pay the attorneys' fees and court and other costs incurred by Shell and its Associated Parties in defending all Claims. As to each Claim and Liability, Shell, at its sole option, may elect to (a) manage its own defense, in which event Buyer shall reimburse Shell and its Associated Parties for all attorneys' fees and court and other costs reasonably incurred in defending a Claim, upon delivery to Buyer of invoices for these fees and costs; or (b) tender its defense as to any Claim to Buyer, in which event Buyer will be responsible for all aspects of defending the Claim at issue and resulting Liabilities.

     16.06. Alternate Dispute Resolution and Arbitration.

     (a) This section applies to any dispute between the Parties, arising at any time, that is not subject to Buyer's release and discharge of Shell and its Associated Parties or Buyer's covenant not to sue Shell or its Associated Parties or is not specifically excluded under this section. Whether a dispute is subject to Buyer's release, discharge or covenant not to sue or to this section (or is excluded from this section by its terms), and whether there is a contract between the Parties, are issues that will be resolved under the alternate dispute resolution and arbitration provisions set forth or described in this section.

     (b) As to the disputes subject to this section, any Claim or controversy of whatever nature, including an action in tort or Contract or a statutory action ("Disputed Claim"), or the arbitrability of a Disputed Claim, will be resolved under the terms, conditions, and procedures set forth in Exhibit D and will be binding on both Parties and their respective successors and assigns. Neither Party may prosecute or commence any suit or action against the other Party relating to any matters that are subject to this section.

     (c) Shell will determine, at its sole option, whether a Claim filed by a third Person against Buyer or Shell will be subject to this section. If Buyer has notified Shell before Closing of a Disputed Claim by Buyer before Closing and the Disputed Claim is not resolved before Closing, the Disputed Claim will not be subject to this section unless agreed by the Parties.

     16.07. BUYER'S WAIVER OF CONSUMER RIGHTS UNDER ANY CALIFORNIA CONSUMER PROTECTION LAWS. AS PARTIAL CONSIDERATlON TO SHELL TO ENTER INTO THIS AGREEMENT TO, THE EXTENT THAT ANY CALIFORNIA CONSUMER PROTECTION LAWS ARE APPLICABLE TO THIS TRANSACTION, BUYER CAN AND DOES EXPRESSLY WAIVE ITS RIGHTS UNDER SUCH CALIFORNIA CONSUMER PROTECTION LAWS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, BUYER

WAVIES ITS RIGHT UNDER ALL OTHER CONSUMER PROTECTIION LAWS IN OTHER STATES APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES.

     16.08. Retroactive Effect. In addition to the assumption of liabilities and releases and indemnities in the Agreement applicable to times from and after the Execution Date, Buyer acknowledges that its obligations to release, discharge, defend, and hold Shell and its Associated Parties harmless and its covenant not to sue Shell or its Associated Parties apply to matters occurring or arising before the Execution Date to the extent provided in this Agreement.

     16.09. INDUCEMENT TO SHELL. BUYER ACKNOWLEDGES THAT IT HAS EVALUATED ITS OBLIGATIONS UNDER THIS ARTICLE BEFORE IT DETERMINED AND SUBMITTED ITS OFFER TO PURCHASE THE BETA INTERESTS AND THAT ITS ASSUMPTION OF THESE OBLIGATIONS IS A MATERIAL INDUCEMENT TO SHELL TO ENTER INTO THIS AGREEMENT WITH, AND CLOSE THE SALE TO, BUYER.

                       ARTICLE 17. ENVIRONMENTAL MATTERS

     17.01. Buyer's Acknowledgment Concerning Possible Contamination of the Beta Tangible Assets, and the Property. Buyer is aware that the Beta Tangible Assets, SPBP Tangible Assets and the Property have been used for exploration, development, production, processing and transportation of Oil and Gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Property or associated with the Beta Tangible Assets, SPBP Tangible Assets and sites included in the Beta Tangible Assets, SPBP Tangible Assets or the Property may contain asbestos, hazardous substances, or NORM. NORM may affix or attach itself to the inside of Wells, materials, and equipment as scale, or in other forms; the Wells, materials, and equipment located on the Property or included in the Beta Interests, SPBP Interests or Quitclaimed Interests may contain NORM and other wastes or hazardous substances; and NORM-containing material and other wastes or hazardous substances may have been buried, come in contact with the soil, or otherwise been disposed of on the Property. Special procedures may be required for the remediation, removal, transportation, or disposal of wastes, asbestos, hazardous substances, and NORM from the Beta Tangible Assets, SPBP Tangible Assets and the Property.

     BUYER WILL ASSUME ALL LIABILITY FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, AND DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES, AND NORM FROM THE BETA TANGIBLE ASSETS, SPBP TANGIBLE ASSETS AND THE PROPERTY AND ASSOCIATED ACTIVITIES AND WILL CONDUCT THESE ACTIVITIES IN ACCORDANCE WITH ALL APPLICABLE LAWS, INCLUDING THE ENVIRONMENTAL LAWS.

     17.02. Disposal of Materials, Substances, and Wastes; Compliance with Law. Buyer shall store, handle, transport and dispose of or discharge all materials, substances, and wastes from the Beta Tangible Assets and the Property (including produced water, drilling fluids, NORM, and other wastes), whether present before or after the Effective Time, in accordance with Applicable Laws. Buyer shall keep records of the types, amounts, and location of materials, substances, and wastes that are stored, transported, handled, discharged, released, or disposed of onsite and offsite. When any OCS Lease or other lease included in the Beta Interests terminates or Buyer subsequently transfers any portion of the Beta Interests, SPBP Interests or Quitclaimed Interests, Buyer shall undertake additional testing, assessment, closure, reporting, or remedial action with respect to the Beta Tangible Assets, SPBP Tangible Assets or Property as is necessary to satisfy all local, state, or federal requirements in effect at that time and necessary to restore the Beta InterestsQuitclaimed Interests, SPBP Interests, Beta Tangible Assets, SPBP Tangible Assets and the Property.

                            ARTICLE 18. GAS MATTERS

     Buyer acknowledges that all Gas produced from the Beta Unit is consumed in the operation of the Beta Unit. Accordingly, the Parties do not believe there are any material gas imbalances affecting the Beta Interests, and no adjustments are necessary or appropriate for any over-production or under-production of Gas by Shell prior to the Effective Time.

                   ARTICLE 19. REPRESENTATIONS AND WARRANTIES

     19.01. Representations by Shell. Shell represents and warrants to Buyer as follows:

     (a) Shell is a limited partnership duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

     (b) Shell has all requisite power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Documents to which Shell is a party have been duly authorized by all requisite limited partnership action, and this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by Shell.

     (c) This Agreement constitutes, and the Transaction Documents to which it is a party, when executed and delivered by Shell will constitute, the legal, valid and binding obligation of Shell, enforceable against Shell in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (d) The execution and delivery by Shell of this Agreement and the Transaction Documents to which it is a party and the performance by Shell of the terms hereof and thereof do not conflict with or result in a violation of:

          (i)  the Organizational Documents of Shell, or

          (ii) any material agreement, instrument, order, writ, judgment, or decree to which Shell is a party or is subject.

     (e) Neither Shell nor any Affiliate of Shell has incurred any liability, contingent or otherwise, for broker's fees, finder's fees, agent's commissions, or other similar forms of compensation in connection with this Agreement or any contract or transaction contemplated hereby for which Buyer shall have any responsibility whatsoever. Shell releases Buyer from, and shall fully protect, indemnify, and defend Buyer and hold it harmless from and against, any and all Liabilities relating to, arising out of, or connected with, directly or indirectly, commissions, finders' fees, or other remuneration due to any such agent, broker, or finder claiming by, through, or under Shell or any Affiliate of Shell.

     19.02. Representations by Buyer. Buyer represents and warrants to Shell as follows:

     (a) Existence. Buyer is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

     (b) Power, Authorization, Execution. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Documents to which Buyer is a party have been duly authorized by all requisite corporate action, and this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by Buyer.

     (c) Enforceability. This Agreement constitutes, and the Transaction Documents to which it is a party, when executed and delivered by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors rights generally, and
          (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (d) Non-Contravention. The execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party and the performance by Buyer of the terms hereof and thereof do not conflict with or result in a violation of:

          (i)  the Organizational Documents of Buyer, or

          (ii) any material agreement, instrument, order, writ, judgment, or decree to which Buyer is a party or is subject.

     (e) Brokers. Neither Buyer nor any Affiliate of Buyer has incurred any liability, contingent or otherwise, for broker's fees, finder's fees, agent's commissions, or other similar forms of compensation in connection with this Agreement or any contract or transaction contemplated hereby or thereby for which Shell shall have any responsibility whatsoever. Buyer releases Shell and its Associated Parties from, and shall fully protect, indemnify, and defend the Shell Group and hold it harmless from and against, any and all Liabilities relating to, arising out of or connected with, directly or indirectly, commissions, finders' fees, or other remuneration due to any such agent, broker, or finder claiming by, through, or under Buyer or any Affiliate of Buyer.

(f) Investigation. Buyer, for itself and on behalf of its Affiliates, investors, shareholders, directors and officers, represents and warrants that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers and operators such as Shell. Buyer has had access to and an opportunity to inspect all relevant information relating to the Beta Interests and the Property, sufficient to enable Buyer to evaluate the merits and risks of its acquisition of the Beta Interests and the Property. Buyer has had the opportunity to ask questions and receive answers relating to the Beta Interests and the Property. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Buyer has relied solely upon the representations and warranties made in this Agreement and upon its contractual rights in this Agreement to conduct its own independent, due-diligence investigation of the Beta Interests and the Property. ACCORDINGLY, BUYER, FOR ITSELF AND ON BEHALF OF ITS ASSOCIATED PARTIES ACKNOWLEDGES THAT SHELL FOR ITSELF AND FOR ITS ASSOCIATED PARTIES, HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATIONS OR WARRANTIES (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT), WHETHER EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE BETA INTERESTS AND THE PROPERTY.

(g)  Investment Matters. Buyer:

     (i) is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act;

     (ii) is acquiring the Beta Interests for its own benefit and account and not with a view toward any sale or distribution thereof, nor with any present intention of making a distribution of any fractional undivided interests within the meaning of the Securities Act or any applicable state blue sky laws or other applicable securities laws; and

     (iii) has received and thoroughly read this Agreement, including all schedules and exhibits hereto. Buyer has had an opportunity to discuss this Agreement and the disclosures herein with its legal counsel. Buyer acknowledges that it has had the opportunity to ask questions of Shell and its Associated Parties and that Buyer has received satisfactory answers respecting, and has obtained such additional information as Buyer has desired in connection with, the transactions contemplated by this Agreement.

(h) Funds Available. Buyer has (or in the case of clause (ii) below, will have, upon Payout), sufficient funds to enable it to:

     (i)   pay the Purchase Price;

     and

     (ii)  post the bonds described in Section 7.03(d).

(i) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, contemplated by, or to the knowledge of Buyer, threatened against Buyer.

(j)  Securities Matters.

     (i) Buyer acknowledges that the Beta Interests have not been registered under the Securities Act or any other securities laws and may be sold, assigned, pledged or otherwise disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement.

     (ii) Buyer intends to acquire the Beta Interests for its own benefit and account and is not acquiring the Beta Interests with the intent of distributing fractional undivided interests in them or otherwise selling them in a manner that would be subject to regulation by federal or state securities laws. If Buyer sells, transfers, or otherwise disposes of the Beta Interests, or fractional undivided interests in them in the future, it will do so in compliance with Applicable Laws.

     (iii) Buyer has at no time been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

(k)  Basis of Buyer's Decision. Buyer:

     (i) has reviewed and investigated the Beta Interests and the Property to its satisfaction in order to enter into this Agreement;

     (ii) has evaluated the Beta Interests and the Property to its satisfaction and has made an informed decision, as a prudent and knowledgeable Buyer, to acquire the Beta Interests;

     (iii) is knowledgeable and experienced in the evaluation, acquisition, and operation of oil and gas properties;

     (iv) has evaluated the merits and risks of purchasing the Beta Interests and has formed an opinion based solely upon its knowledge and experience and not in reliance on any statements or actions by Shell or its Associated Parties; and

     (v)   is acquiring the Beta Interests "AS IS, WHERE IS, WITH ALL FAULTS."

(I) Material Factor. Buyer acknowledges that its representations and warranties contained in this Agreement are a material inducement to Shell to enter into this Agreement with Buyer, and to close the transactions contemplated hereunder.

                           ARTICLE 20. COMMUNICATIONS

     Unless otherwise provided in this Agreement, any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to Shell:                 if to Buyer:

SWEPI LP                     Pacific Energy Resources Ltd.
Attn: Brad Eubanks           Attn: Chairman and Chief Executive Officer
P.O. Box 576                 1065 West Pier E Street
Houston, Texas 77001 -0576   Long Beach, CA 90802
(t) 281 -544-3473            (t) 562-436-6566
(f) 281 -544-4006            (f) 562-436-8474

     Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any Party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

                           ARTICLE 21. MISCELLANEOUS

     21.01. Entire Agreement. This Agreement, the Escrow Agreement and the other documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and the schedules hereto (collectively, the "Transaction Documents"), (a) constitute the entire agreement between the Parties with respect to the subject matter hereof; and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder. Each Party agrees that
(i) the other Party (including its agents and representatives) has made no other representation, warranty, covenant or agreement to or with such Party relating to the transactions contemplated hereby other than those expressly set forth in the Transaction Documents, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

     21.02. Successors and Assigns; Amendment; Survival, This Agreement is binding on and inures to the benefit of the Parties and their respective successors, heirs, representatives, and assigns and may be supplemented, altered, amended, modified, or revoked only in writing signed by both Parties. Neither the assignment of this Agreement nor of any Beta Interests or any part of them will relieve Buyer of its obligations under this Agreement unless and to the extent Shell consents in writing to release Buyer, which consent may be withheld for any reason. All of the covenants, agreements, representations and warranties, and indemnities made by each Party contained in this Agreement shall survive the Escrow Opening and the Closing.

     21.03. Exclusive Remedy. If the Closing occurs, the express indemnities set forth in this Agreement shall be the exclusive remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any Claim arising out of, resulting from or related to the transactions contemplated hereby, and each Party hereby releases, waives and discharges, and covenants not to sue (and shall cause its Associated Parties to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including Claims under state or federal securities Laws and Claims available at common law, in equity or by statute.

     21.04. Choice of Law. This Agreement and its performance shall be construed in accordance with, and enforced under, the internal laws of the State of California, without regard to choice of law rules of any jurisdiction, including California.

     21.05. Assignment. Neither this Agreement nor the rights and obligations under it may be assigned or delegated by Buyer without Shell's prior written consent, which consent may be withheld for any reason, and an attempted assignment or delegation by Buyer is void.

     21.06. No Admissions. Neither this Agreement, nor any part of it, nor any performance under this Agreement, nor any payment of any amount under this Agreement, shall constitute or may be construed as a finding, evidence of, or an admission or acknowledgment of any liability, fault, past or present wrongdoing, or violation of law, rule, regulation, or policy, by either Shell or Buyer or their respective Associated Parties.

     21.07. No Third-Party Beneficiaries. Except as set forth in Section 19.02(e) or Article 16, there are no third-party beneficiaries of this Agreement.

     21.08. Public Communications. Unless provided otherwise in this Agreement, Buyer shall not issue or cause to be issued any press release or public communication concerning this transaction without Shell's prior written consent, which consent shall not be unreasonably withheld.

     21.09. Headings and Titles. The headings and titles in this Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Agreement.

     21.10. Bulk Transfer Law. Buyer waives compliance with the provisions of any applicable bulk sales or bulk transfers Law.

     21.11. Severability. The provisions of this Agreement are severable at Shell's option. If a court of competent jurisdiction finds any part of this Agreement to be void, invalid or otherwise unenforceable, then Shell may decide whether to enforce this Agreement without the void, invalid, or unenforceable parts or to terminate this Agreement.

     21.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall be considered one instrument.

     21.13. Not to Be Construed against the Drafter. Each Party acknowledges that it has read this Agreement, has had opportunity to review it with an attorney of its choice, and has agreed to all of its terms. Under these circumstances, the Parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

     21.14. No Waiver. No waiver by either Party of any part of this Agreement shall be deemed to be a waiver of any other part of this Agreement or a waiver of strict performance of the waived part in the future.

     21.15. Expenses. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same, and the Party incurring such expenses shall defend, indemnify, and hold harmless the other Party from and against such expenses.

     21.16. Time of Essence. Time is of the essence in the performance of this Agreement.

     21.17. H-S-R. If either Shell or Buyer determine that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to this transaction, then the Parties which are required to file shall file with the Federal Trade Commission and the Department of Justice the required notifications, reports, and supplemental information to comply in all respects with the requirements of said act.

     21 .l8. No Partnership. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

     21.19. Foreign Trade Law Compliance. Both Parties agree that all imports, exports, and re-exports, if any, under this Agreement shall be undertaken in accordance with all Applicable Laws of the United States with respect to foreign trade and export control. Both Parties further agree to fully cooperate in complying with such Applicable Laws and in assisting the other Party with such compliance. If licenses of any kind are required, including United States trade or export licenses, exports/re-exports and/or technology sharing will occur only after such license(s) have been obtained. Buyer shall notify Shell of any request of a United States Governmental Entity for information, documentation, or data relating to any Contract that Buyer has entered into with Shell. Buyer shall provide responses to requests from a United States Government Entity for information, documentation, or data of any kind to such entity promptly upon request. Copies of the responses to a United States Governmental Entity shall be provided to Shell promptly upon Shell's request.

     Shell is relying upon the representations and warranties of Buyer that it shall fully comply with all United States foreign trade and export control laws and regulations including any prohibitions on the transfer or release of products or technology contrary to such Applicable Laws or regulations.

     21.20. Rules of Construction. For purposes of this Agreement:

     (a) Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with the Unit Operating Agreement, the Beta Unit COPAS and, lastly, GAAP; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (vi) a reference to a Party includes its successors and permitted assigns; (vii) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variants, and the rule ejusdem generis shall not be invoked to restrict or limit the scope of the general term or phrase followed or preceded by an enumeration of particular examples; (viii) the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ix) any reference to dollars shall be a reference to U.S. dollars.

     (b) References in this Agreement to Articles, Parts, Sections, or other subdivisions are, unless otherwise specified, to corresponding Articles, Parts, Sections, or other subdivisions of this Agreement. Neither the captions to Articles, Parts, Sections, or other subdivisions of this Agreement (including the section headings of this Section 21.20(b), nor the Table of Contents, shall be deemed to be a part of this Agreement or this Section 21.20(b).

     (c) All Exhibits and Schedules to this Agreement are hereby incorporated by reference herein, form a part of this Agreement, and shall have the same force and effect as if actually set out in the body of this Agreement. All references to this Agreement shall include all Exhibits and Schedules, as well as all attachments incorporated herein. All references in this Agreement to Exhibits and Schedules refer to the Exhibits and Schedules to this Agreement, unless expressly provided otherwise.

     (d) In the event of a conflict between (i) the provisions of this Agreement and (ii) the provisions of any other document, the provisions of this Agreement shall control and prevail as between the Parties; provided, however, that notwithstanding the foregoing, in the event of a conflict between (x) the provisions of this Agreement and
          (y) the provisions of any tax partnership agreement entered into between the Parties with respect to any of Shell's Interests, the tax matters provisions contained in any such tax partnership agreement shall control and prevail as between the Parties.

     (e) References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be references to the same as it may from time to time be changed, amended, modified, amended and restated, or extended.

                            [Signature Page Follows]

     The Parties have executed this Agreement on the date below their signatures, to be enforceable and binding as of the Execution Date.

PACIFIC ENERGY RESOURCES LTD.                 SWEPI LP


By: /s/ Vladimir Katic                        By: /s/ B.O. Eubanks
    ---------------------------------------       ------------------------------
Name: Vladimir Katic                          Name: B.O. Eubanks
Title: Chairman and Chief Executive Officer   Title: Attorney-in-Fact
Date: November 13, 2006                       Date: November 13, 2006